UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JBG SMITH PROPERTIES

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tabl of Contents

Message from Chief Executive Officer

March 18, 2026

Dear Shareholder:

You are cordially invited to the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of JBG SMITH Properties to be held on Thursday, April 30, 2026 at 8:30 a.m., EDT. This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually, vote your shares, and submit questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/JBGS2026.

At the Annual Meeting, shareholders will be asked to (i) elect eight trustees to our Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement ("Say-on-Pay"), (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, and (iv) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The accompanying Notice of Annual Meeting and Proxy Statement describe these matters.

Our Board of Trustees appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission’s "notice and access" rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, instead of mailing printed copies of those materials to each shareholder, our proxy materials are available at www.proxyvote.com. We anticipate sending a Notice of Internet Availability of Proxy Materials to our shareholders on or about March 18, 2026 that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

Sincerely, W. Matthew Kelly Chief Executive Officer

JBG SMITH PROPERTIES	1

Notice of 2026 Annual Meeting of Shareholders

To be held on April 30, 2026

To the Shareholders of JBG SMITH Properties:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of JBG SMITH Properties, a Maryland real estate investment trust (the "Company"), will be held in a virtual meeting format at

www.virtualshareholdermeeting.com/JBGS2026 on Thursday, April 30, 2026 at 8:30 a.m., EDT, for the following purposes:

1. To elect eight trustees to the Board of Trustees to serve until the 2027 Annual Meeting of Shareholders and until their successors have been duly elected and qualify;
2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement ("Say-on-Pay");
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Company’s Proxy Statement accompanying this Notice.

The Company knows of no other matters to come before the Annual Meeting. Only holders of record of the Company’s common shares and Class B Common Shares at the close of business on February 27, 2026 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Regardless of the number of shares you hold, your role as a shareholder is very important, and the Board of Trustees strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s "notice and access" rules, the Company’s Proxy Statement and 2025 Annual Report to Shareholders are available online at www.proxyvote.com.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and Corporate Secretary
March 18, 2026
Bethesda, Maryland

Whether or not you plan to attend the Annual Meeting, you are urged to vote via internet, telephone, or mail by completing, dating, and signing the accompanying proxy card and returning it promptly in the postage-paid envelope provided. If you attend the Annual Meeting, you may revoke your proxy by electronically voting during the Annual Meeting.

2	2026 PROXY STATEMENT

Proxy Statement			4
Questions and Answers about the Annual Meeting			7
PROPOSAL 1	Election of Trustees		11
Nominees for Election as Trustees	11	Vote Required and Recommendation	15
PROPOSAL 2	Advisory Vote on Executive Compensation		16
Vote Required and Recommendation	16
PROPOSAL 3	Ratification of the Appointment of Independent Registered Public Accounting Firm		17
Vote Required and Recommendation	17	Pre-Approval Policies and Procedures	18
Principal Accountant Fees and Services	18
Audit Committee Report			19
Corporate Governance and Board Matters			20
Corporate Governance Profile	20	Board Oversight of Risk Management	30
Corporate Responsibility and Sustainability	23	Corporate Governance Guidelines	31
Board Leadership Structure	25	Code of Business Conduct and Ethics	31
Executive Sessions	26	Compensation of Trustees	31
Attendance of Trustees at 2025 Board and Committee Meetings and Annual Meeting of Shareholders	26	Company Policies	34
Committees of the Board	26	Communications with the Board	35
Trustee Nominee Selection Process	28	Compensation Committee Interlocks and Insider Participation	35
Executive Officers			35
Biographies	36
Compensation Discussion and Analysis			37
Executive Summary	37	Role of the Compensation Consultant	42
Executive Compensation Philosophy and Objectives	38	Use of Comparative Market Data	42
Advisory Vote on Executive Compensation	39	Elements of Executive Compensation Program	44
Annual Cash Incentive Program	39	Other Benefits and Policies	56
Role of the Compensation Committee and Management	42	Employment Agreements	56
		Tax and Accounting Considerations	56
Compensation Committee Report			58
Compensation of Executive Officers			59
Summary Compensation Table	59	Deferred Compensation	66
Grants of Plan-Based Awards in 2025	60	Potential Payments upon Termination or Change in Control	66
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	61	Equity Compensation Plan Information	71
Outstanding Equity Awards at Fiscal Year-End December 31, 2025	64	CEO Pay Ratio	72
2025 Option Exercises and Shares Vested	66	Delinquent Section 16(a) Reports	72
Employee Retirement Plan	66	Pay Versus Performance Tables	72
Security Ownership of Certain Beneficial Owners and Management			76
Certain Relationships and Related Party Transactions			78
Miscellaneous			79
Other Matters to Come Before the Annual Meeting	79	Householding of Proxy Materials	79
Shareholder Proposals and Nominations for the 2027 Annual Meeting	79
Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting to Be Held on April 30, 2026			80

This Proxy Statement contains forward-looking statements regarding JBGS’ current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors section of JBGS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

JBG SMITH PROPERTIES	3

Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement will first be made available to shareholders on or about March 18, 2026.

Annual Meeting of Shareholders

DATE AND TIME April 30, 2026 at 8:30 a.m. (EDT)	LOCATION You can attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/JBGS2026.	RECORD DATE February 27, 2026 59,006,307 Common Shares and 16,430,079 Class B Common Shares were outstanding and eligible to vote at the meeting as of February 27, 2026

Voting Matters

Shareholders are being asked to vote on the following matters at the Annual Meeting:

Proposals		Board Recommendation
1.	Election of eight Trustees (page 11)	FOR each nominee
2.	Say-on-Pay: Advisory Vote on Executive Compensation (page 16)	FOR
3.	Ratification of the Appointment of Deloitte & Touche LLP for 2026 (page 17)	FOR

Our Business

The Company

JBG SMITH owns, operates, and develops mixed-use properties concentrated in amenity-rich, Metro-served submarkets in and around Washington, DC, most notably National Landing, where through our focus on placemaking, we cultivate vibrant, highly amenitized, walkable neighborhoods. JBG SMITH's portfolio comprises 12.0 million square feet at share of multifamily, office, and retail assets, and a 3.6 million square-foot development pipeline.

4	2026 PROXY STATEMENT

2025 Business Performance Highlights

Our significant accomplishments in 2025 include:

Sold or recapitalized $660.3 million of multifamily and land assets at a weighted average capitalization rate of 4.3%.	Acquired $61.2 million of office assets at a weighted average capitalization rate of 17.9%, representing an $87 per square foot acquisition price.	Leased approximately 723,000 square feet of office space.
Completed construction of The Zoe and Valen, two multifamily towers in the heart of National Landing, totaling 775 units.	Entitled 2.2 million square feet of estimated potential development density in National Landing.	Reduced general and administrative expenses ("G&A") by approximately 10% in 2025, a total reduction of over 40% since 2019.

Executive Compensation

Our executive compensation program emphasizes performance over the long term by focusing on three important goals:

Alignment with shareholder interests by requiring significant share ownership, tying substantial portions of pay to performance and paying a majority of compensation in equity subject to performance and multi-year vesting periods;

Attracting and retaining the highest caliber executives who possess the skills to continue to grow and manage our business successfully; and

Motivating our executives to achieve corporate and individual objectives.

Annual Executive Compensation Elements and Objectives

Total Compensation		Pay Element	Objectives
		Base Salary	To provide competitive fixed pay at a level that fairly rewards executives for their value to the organization in successfully performing their respective roles

Fixed Component

Annual Incentive Cash Bonus

To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year based on quantitative metrics established by the Compensation Committee at the beginning of the year

	Performance- Based Component	Annual Time-Based Equity Incentive	To align recipients with shareholders, and retain and motivate executives to create long-term shareholder value

		Multi-Year Performance- Based Equity Incentive	To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding executives for performance in excess of predetermined absolute and relative hurdles

JBG SMITH PROPERTIES	5

2025 Multi-Year Performance-Based Equity Structure

Corporate Governance Highlights

Our corporate governance is structured in a manner that the Board of Trustees (the "Board") believes closely aligns the Company’s interests with those of our shareholders.

Our Board and its Corporate Governance and Nominating Committee remain attentive to and consider proposed corporate governance changes with two overarching principles in mind: that (i) governance of a public company by the majority of its shareholders is fair, and (ii) the Company should align itself with the governance practices of corporate America generally, not just REITs.

Notable features of our corporate governance structure include the following:

SHAREHOLDER ALIGNMENT

✔	Annual election of Trustees
✔	Majority voting standard in uncontested Trustee elections, with mandatory resignation policy for Trustees who do not receive the required number of votes for election
✔	Shareholder proxy access
✔	All but one of our current Trustees and Trustee nominees are independent
✔	Share ownership requirements for executive officers and Trustees
✔	Policy prohibiting hedging or pledging of Company securities by our executive officers, including named executive officers ("NEOs"), and hedging by Trustees
✔	No "poison pill"
✔	Shareholders may amend the bylaws by a majority vote of shares entitled to be cast
✔	"Clawback" policy for performance-based compensation
✔	Range of skills, experience, and backgrounds of Trustees
✔	Shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter
✔	The Company has opted out of the Maryland Unsolicited Takeovers Act
✔	The Company has opted out of the Maryland Business Corporation Act

6	2026 PROXY STATEMENT

Questions and Answers about the Annual Meeting

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished by the Board in connection with the Board’s solicitation of proxies for the 2026 Annual Meeting of Shareholders of JBG SMITH Properties (the "Annual Meeting") to be held in a virtual meeting format at www.virtualshareholdermeeting.com/JBGS2026 on Thursday, April 30, 2026 at 8:30 a.m., EDT, and at any adjournments or postponements thereof. This Proxy Statement will first be made available to shareholders on or about March 18, 2026.

We maintain a website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

Unless the context requires otherwise, references in this Proxy Statement to "JBG SMITH," "we," "our," "us," and the "Company" refer to JBG SMITH Properties, a Maryland real estate investment trust that has elected to qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes (a "REIT"), together with its consolidated subsidiaries.

Why did I not automatically receive a paper copy of the Proxy Statement, proxy card, and Annual Report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") to our shareholders that provides instructions on how to access our proxy materials on the Internet. Shareholders may follow the instructions in the Proxy Notice to elect to receive future proxy materials in print by mail or electronically by email.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

●	Proposal 1 (Election of Trustees): The election of the eight trustee nominees to the Board to serve until the 2027 Annual Meeting of Shareholders (the "2027 Annual Meeting") and until their successors have been duly elected and qualify;
●	Proposal 2 (Say-on-Pay): The approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement (the "Say-on-Pay vote"); and
●	Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP): The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

●	Proposal 1 (Election of Trustees): "FOR" each of the Board’s nominees for election as trustees;
●	Proposal 2 (Say-on-Pay): "FOR" the approval, on a non-binding advisory basis, of the compensation of our Company’s NEOs as disclosed in this Proxy Statement; and
●	Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP): "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who is entitled to vote at the Annual Meeting?

The close of business on February 27, 2026 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our common shares of beneficial interest ("Common Shares"), and our Class B Common Shares ("Class B Shares," and together with the Common Shares, the "shares"), as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other

JBG SMITH PROPERTIES	7

similar organization, then you are the beneficial owner of Common Shares held in "street name," and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote the Common Shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 59,006,307 Common Shares and 16,430,079 Class B Shares. Holders of Class B Shares are entitled to vote on all matters submitted to our holders of Common Shares, with Common Shares and Class B Shares voting as a single class. Class B Shares are not listed on any national securities exchange, and do not have any economic rights or rights to any dividends, distributions, or proceeds upon our liquidation.

What are the voting rights of shareholders?

Each share is entitled to one vote on each matter to be voted. Votes in the election of trustees may not be cumulated.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. If you are a shareholder of record, you may attend the Annual Meeting and vote electronically during the Annual Meeting. If you choose not to attend and vote at the Annual Meeting, you may instruct the proxy holders named in the proxy card how to vote your shares in one of the following ways until 11:59 P.M. Eastern Time on April 29, 2026:

●	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Proxy Notice.
●	Vote by telephone. You also have the option to vote by telephone by following the "Vote by Phone" instructions on the proxy card.
●	Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided.

If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in "street name," and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the Common Shares held in your account. If you choose not to attend and vote at the Annual Meeting, you should instruct your broker or nominee how to vote your Common Shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form for this purpose. Of course, you may always choose to attend the Annual Meeting and vote your shares electronically during the Annual Meeting. If you do attend the Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote electronically during the Annual Meeting.

How are proxy card votes counted?

Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not given, the proxy will be voted "FOR" each of the eight trustee nominees, "FOR" approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement, and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and in such manner as the proxy holders named on the proxy (the "Proxy Agents"), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the "NYSE") (the exchange on which our Common Shares are traded), the brokers will vote your Common Shares according to the specific instructions they receive from you. If brokers that hold our Common Shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on a proposal if it is considered a "routine" matter under the NYSE’s rules. On "non-routine" matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called "broker non-vote." Pursuant to the rules of the NYSE, the election of trustees and the Say-on-Pay proposals each are "non-routine" matters, and brokerage firms may not vote on these matters without instructions from their clients, resulting in broker non- votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a "routine" matter under the NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter. Class B Shares are not listed on the NYSE and are generally held directly by shareholders, not through brokerage firms. As such, the broker voting rules described above typically do not apply to holders of Class B Shares.

8	2026 PROXY STATEMENT

How many votes are needed for the proposals to pass?

For Proposals 1, 2, and 3, you may vote "FOR," "AGAINST" or "ABSTAIN." A majority of votes cast is required to elect each trustee (Proposal 1), to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement (Proposal 2), and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 3). A majority of votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

Holders representing a majority of all votes entitled to be cast at the Annual Meeting must be present, by means of remote communication, at the Annual Meeting or by proxy, for a quorum to exist. If the shares present in person via attendance at the Annual Meeting or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are properly submitted by you or on your behalf will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. You may revoke your proxy by electronically voting during the Annual Meeting. You may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2026 by entering your 16-digit control number and following the instructions. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend, vote, and ask questions at the Annual Meeting?

Only shareholders, as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. To enter the Annual Meeting and have the ability to submit questions during the Annual Meeting, shareholders must have their 16-digit control number available, which is provided in the Notice of Internet Availability of Proxy Materials. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in "street name," and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee, or nominee giving you the right to attend and vote at the Annual Meeting. Only one shareholder per 16-digit control number can access the Annual Meeting. We encourage shareholders to log in to the website and access the Annual Meeting before the Annual Meeting’s start time.

Shareholders may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/JBGS2026 by entering your 16-digit control number and following the instructions.

During the Annual Meeting, we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have technical difficulties or trouble accessing the virtual meeting?

A technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. If you are experiencing technical difficulties, please call the technical assistance phone number. We will have technicians ready to assist you.

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

JBG SMITH PROPERTIES	9

Can I change my vote after I have voted?

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If your Common Shares are held by a broker, bank or any other persons holding Common Shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting proxies for the Annual Meeting and who is paying for such solicitation?

The proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our trustees, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks, and other persons holding Common Shares on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

Please call Investor Relations at (240) 333-3837 or email kconnolly@jbgsmith.com if you have any questions in connection with voting your shares.

10	2026 PROXY STATEMENT

PROPOSAL 1

Election of Trustees

Our declaration of trust provides that each trustee will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualifies. There is no cumulative voting in the election of trustees.

Our Board currently comprises 10 trustees. Based on its review of the relationships between each of the trustees and the Company, the Board has determined that all our trustees, except W. Matthew Kelly, our Chief Executive Officer ("CEO"), are independent under applicable SEC and NYSE rules. Two of our trustees are not standing for re-election at the Annual Meeting, and effective as of the Annual Meeting, the size of the Board will be reduced to eight trustees. Each of the nominees below currently serves on our Board, and each has been recommended by our Corporate Governance and Nominating Committee and nominated by our Board to serve on the Board until our 2027 Annual Meeting and until their respective successors are elected and qualify.

The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee, and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

The Corporate Governance and Nominating Committee has a written policy that includes minimum qualifications that a trustee candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. See "Corporate Governance and Board Matters — Trustee Nominee Selection Process."

Nominees for Election as Trustees

The table below sets forth the names of each of our trustee nominees, all whose terms will expire at the 2027 Annual Meeting. For each person, the table lists the age, as well as the current positions and offices with the Company.

Name	Position with the Company	Served as Trustee since	Age as of the Annual Meeting
Phyllis R. Caldwell	Trustee	2021	66
Scott A. Estes	Trustee	2017	55
Alan S. Forman	Trustee	2017	60
Michael J. Glosserman	Trustee	2017	80
W. Matthew Kelly	Trustee, Chief Executive Officer	2017	53
Alisa M. Mall	Trustee	2020	48
William J. Mulrow	Trustee	2017	70
D. Ellen Shuman	Trustee	2017	71

JBG SMITH PROPERTIES	11

Set forth below is biographical information of each of our trustee nominees.

Phyllis R. Caldwell INDEPENDENT TRUSTEE
Age: 66 Trustee Since: 2021 Committees: Corporate Governance and Nominating Other Current Public Boards: Ocwen Financial Corporation, OneMain Holdings, Inc., Oaktree Specialty Lending Corp

Background

Ms. Caldwell is managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing, and economic development matters, a position she has held since January 2012. Previously, Ms. Caldwell was Chief, Homeownership Preservation Office at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. Prior to such time, Ms. Caldwell held various leadership roles during her 11 years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Ms. Caldwell has served as a director since January 2015 and was Chair of the Board of Directors of Ocwen Financial Corporation (NYSE: OCN) from March 2016 until January 2023. Since January 2022, Ms. Caldwell has served as an independent director of Oaktree Specialty Lending Corp (NASDAQ: OCSL), and since June 2021 as an independent director of OneMain Holdings, Inc. (NYSE: OMF). From January 2014 to March 2021, Ms. Caldwell served as a director of City First Bank (NASDAQ: BYFC), where she served as Chair of the Compensation Committee and a member of the Executive, Governance, and Business & Community Development Committees. Ms. Caldwell also serves on the boards of non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Qualifications

Ms. Caldwell was selected to serve on our Board based on her extensive public company board experience and her deep experience in housing and economic matters.

Scott A. Estes INDEPENDENT TRUSTEE
Age: 55 Trustee Since: 2017 Committees: Audit (Chair) Other Current Public Boards: Essential Properties Realty Trust, American Healthcare REIT, Inc.

Background

Mr. Estes served as the Executive Vice President and Chief Financial Officer of Welltower Inc. (NYSE: HCN), a real estate investment trust focused on healthcare infrastructure from January 2009 through October 2017. Mr. Estes joined Welltower Inc. (NYSE: WELL) in April 2003 from Deutsche Bank Securities, a financial firm, where he served as Senior Equity Analyst and Vice President from January 2000 to April 2003. Since August 2022, Mr. Estes has served as a board member and is the current Chairman of the Audit Committee of American Healthcare REIT, Inc. (NYSE: AHR), a real estate investment trust that owns and manages a diverse portfolio of healthcare real estate assets. Since June 2018, Mr. Estes has served on the Board of Directors of Essential Properties Realty Trust (NYSE: EPRT), a real estate investment trust that acquires, owns, and manages primarily single tenant properties, where he serves as Chairman of the Board and a member of the Audit and Compensation Committees. Mr. Estes received his Bachelor of Arts from the College of William and Mary.

Qualifications

Mr. Estes was selected to serve on our Board based on his financial and business experience as Chief Financial Officer of a large real estate investment trust with responsibilities, including oversight of financial reporting, capital raising and allocation, corporate finance and accounting, investor relations, financial planning and analysis, tax, legal, internal audit, and investment strategy.

12	2026 PROXY STATEMENT

Alan S. Forman INDEPENDENT TRUSTEE
Age: 60 Trustee Since: 2017 Committees: Compensation (Chair)

Background

Mr. Forman has held advisory positions since May 2022 with KHP Capital Partners and Blue Orchard Capital, where he provides consulting and advisory services to real estate companies. From October 1990 until March 2022, Mr. Forman served in the Investments Office of Yale University, the team charged with managing the University’s $42 billion endowment fund, most recently as a Director of Investments. Since April 2023, Mr. Forman has served on the Board of Directors of Lirum Therapeutics, a clinical-stage biopharmaceutical company, where he serves on the Nominating, Compensation, and Audit Committees. Mr. Forman previously served on the Board of Directors of Stemline Therapeutics Inc. (NASDAQ: STML), where he was the chair of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. Mr. Forman also previously served on the Board of Trustees of Acadia Realty Trust (NYSE: AKR), where he served as Chairman of the Compensation Committee and was a member of the Nominating and Corporate Governance Committee. Mr. Forman also served on the Board of Directors of Kimpton Group Holdings, which was ultimately sold to Intercontinental Hotels Group (NYSE: IHG). He served on the Compensation and Nominating and Governance Committees at Kimpton Group Holdings prior to its sale. Mr. Forman received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Stern School of Business at New York University.

Qualifications

Mr. Forman was selected to serve on our Board based on his experience overseeing real estate investments for Yale University’s endowment and, in that capacity, his longstanding investment relationship with the legacy funds formerly organized by The JBG Companies ("JBG").

Michael J. Glosserman INDEPENDENT TRUSTEE
Age: 80 Trustee Since: 2017 Committees: Audit

Background

Mr. Glosserman worked at JBG from March 1979 until he retired in June 2017, including as a Managing Partner and chair of JBG’s Executive Committee from 2008 until he retired. Mr. Glosserman began his career as a staff attorney with the U.S. Department of Justice in March 1971, before moving into commercial real estate investment and development in various senior positions with the Rouse Company between March 1972 and March 1979. From June 2008 to July 2024, Mr. Glosserman served on the Board of Directors and on the Audit and Nominating and Corporate Governance Committees of the CoStar Group, Inc. (NASDAQ: CSGP), a provider of information, analytics, and marketing services to the commercial real estate industry in the United States and United Kingdom. Mr. Glosserman received his Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and his Juris Doctor from the University of Texas Law School.

Qualifications

Mr. Glosserman was selected to serve on our Board based on his more than 50 years of experience in all facets of commercial and residential real estate investment, development, and operations.

JBG SMITH PROPERTIES	13

W. Matthew Kelly CEO
Age: 53 Trustee Since: 2017 Committees: None

Background

Mr. Kelly has served as our CEO and a member of the Board since our formation. Mr. Kelly worked at JBG from August 2004 until our formation in 2017 and served as Managing Partner and a member of JBG’s Executive Committee and Investment Committee from 2008 to our formation. Mr. Kelly was responsible for the day-to-day oversight of JBG’s investment strategy and the investment and acquisition activity of the JBG Legacy Funds. Prior to joining JBG, he was co-founder of ODAC Inc., a media software company, which he helped start in March 2000, and prior to that worked in private equity and investment banking as an analyst with Thomas H. Lee Partners in Boston, and Goldman Sachs, & Co (NYSE: GS) in New York. In 2024, Mr. Kelly served as the Chair of the National Association of Real Estate Investment Trusts' ("Nareit") Executive Board. Mr. Kelly serves as Chairman of the Advisory Board of the Smithsonian Museum of Natural History and is Vice Chair of the Board of the Urban Institute. He also serves on the board of Medstar Health. Mr. Kelly is also a member of the faculty at the Harvard Business School and has served as an Executive in Residence of the Steers Center at the McDonough School of Business at Georgetown University. Mr. Kelly received his Bachelor of Arts with honors from Dartmouth College and a Master of Business Administration from Harvard Business School.

Qualifications

Mr. Kelly was selected to serve on our Board based on his experience as a successful business leader and entrepreneur, as well as the breadth and depth of his experience in all facets of commercial and residential real estate investment, development, and operations.

Alisa M. Mall INDEPENDENT TRUSTEE
Age: 48 Trustee Since: 2020 Committees: Compensation

Background

Ms. Mall is the Chief Investment Officer of the private investment firm DFO Management, LLC, a position she has held since September 2022. Prior to DFO Management, LLC, Ms. Mall was a managing director at Foresite Capital responsible for corporate development, long-term capital strategy and investor relations, a position she held from November 2020 to September 2022. Prior to Foresite Capital, Ms. Mall served at Carnegie Corporation from 2009 to October 2020, where she was most recently Managing Director, Investments managing the corporation’s real assets portfolio, and prior to which she served as Associate Director of Investments. Prior to Carnegie Corporation, Ms. Mall served as Director, Equity Capital Markets, at Tishman Speyer Properties from 2007 to 2009. She previously practiced law as a real estate associate at the law firm Orrick, Herrington & Sutcliffe. She is currently a member of the investment committee of UJA Federation of New York and the Jim Joseph Foundation and formerly served on the boards of the Pension Real Estate Association (PREA), Breakthrough New York, and the Bronfman Fellowship. She received her Juris Doctor from Stanford Law School and her Bachelor of Arts, magna cum laude, from Yale University.

Qualifications

Ms. Mall was selected to serve on our Board based on her experience making and overseeing real estate portfolio investments.

14	2026 PROXY STATEMENT

William J. Mulrow INDEPENDENT TRUSTEE
Age: 70 Trustee Since: 2017 Committees: Corporate Governance and Nominating (Chair) Other Current Public Boards: Consolidated Edison, Inc., Titan Mining Corporation

Background

Mr. Mulrow served as a senior advisor to Blackstone (NYSE: BX), an alternative asset manager from May 2017 to December 2025. Since November 2017, Mr. Mulrow has served as a director of Consolidated Edison, Inc. (NYSE: ED) and as a member of its Safety, Environment, Operations, and Sustainability Committee, Finance Committee, and Management Development and Compensation Committee. Since 2018, Mr. Mulrow has served as a director of Titan Mining Corporation (TSX: Tl). Mr. Mulrow previously served as a director of Arizona Mining Inc. (TSX: AZ) from June 2017 until June 2018. From January 2015 to April 2017, Mr. Mulrow served as Secretary to Andrew M. Cuomo, former Governor of the State of New York. Prior to his service in the Governor’s office, Mr. Mulrow worked as a Senior Managing Director at Blackstone from April 2011 to January 2015. Mr. Mulrow has also worked in senior positions at Paladin Capital Group, Citigroup (NYSE: C), Rothschild Inc., and Donaldson, Lufkin and Jenrette Securities Corporation. Mr. Mulrow has served in a number of academic posts, including the Board of Advisors for the Taubman Center for State and Local Government at the Harvard University John F. Kennedy School of Government and on the Board of the Maxwell School of Citizenship and Public Affairs at Syracuse University. Mr. Mulrow received a Bachelor of Arts, cum laude, from Yale University and a Master of Public Administration from the Harvard University John F. Kennedy School of Government.

Qualifications

Mr. Mulrow was selected to serve on our Board based on his more than 30 years of experience in business, government, and politics.

D. Ellen Shuman INDEPENDENT TRUSTEE
Age: 71 Trustee Since: 2017 Committees: Compensation; Audit

Background

Ms. Shuman has been an institutional investor for almost four decades and currently serves as a board member or investment advisor to several charitable organizations, family offices, and a public pension. She has been a Trustee of The Juilliard School since October 2024 and serves as the investment committee chair. Ms. Shuman is a member of the State of Connecticut Investment Advisory Council, advising the Treasurer on the investment of $69 billion in assets, and served as the Chair of the Council from May 2020 to September 2024. She has been an investment committee member of the Jack Kent Cooke Foundation since May 2021, the Community Foundation of Greater New Haven since October 2004 and the American Academy of Arts and Letters since June 2005. Formerly, she was a Trustee of Bowdoin College from 1992 to 2013, serving as Vice Chair, Audit Committee Chair, and an Investment Committee member. Ms. Shuman has been a member of the Board of Directors and has served on the Audit Committee of RS Capital, a private wealth management firm, since May 2022. In addition to our Board, she has previously served on the board of directors of several public companies, including Meristar Hospitality (NYSE: MHX) and General American Investors (NASDAQ: GAM). From 2013 to 2020, Ms. Shuman served as co-Founder and Managing Partner of Edgehill Endowment Partners, an Outsourced Chief Investment Officer to educational and other charitable institutions. Prior to founding Edgehill, she was Vice President and Chief Investment Officer of Carnegie Corporation of New York, a private foundation, from 1999 to 2011. Ms. Shuman was the Director of Investments at the Yale Investment Office from 1986 to 1998. Ms. Shuman received her Bachelor of Arts degree, magna cum laude, from Bowdoin College and a Master of Public and Private Management from the Yale University School of Management.

Qualifications

Ms. Shuman was selected to serve on our Board based on her experience in the management of investments for endowments and foundations.

VOTE REQUIRED AND RECOMMENDATION

Trustees are elected by the affirmative vote of a majority of votes cast in uncontested elections. There is no cumulative voting in the election of trustees. For purposes of this Proposal 1, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

JBG SMITH PROPERTIES	15

PROPOSAL 2

Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our shareholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, including the "Compensation Discussion and Analysis" section of this Proxy Statement, the compensation tables and accompanying narrative disclosures. We refer to this as our "Say-on-Pay" vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our shareholders, and the Board’s Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when making future compensation decisions. The Board has adopted a policy, which shareholders approved by a non-binding advisory vote, of providing for an annual Say-on-Pay vote. Accordingly, we anticipate that the next such vote will occur at the 2027 Annual Meeting of shareholders.

The primary objectives of our executive compensation are to (i) align the interests of our executives with those of our shareholders; (ii) attract and retain the highest caliber executives in our industry; and (iii) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives, and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. When determining the overall compensation of our NEOs, including amounts of base salaries, annual bonus incentives and long-term equity incentives, the Compensation Committee considers a number of factors it deems important, including:

●	the executive officer’s experience, knowledge, skills, level of responsibility, and potential to influence our performance;
●	the business environment, our strategy, and our financial, operational and market performance;
●	corporate governance and regulatory factors related to executive compensation; and
●	marketplace compensation levels and practices.

The Compensation Committee comprises independent trustees responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see "Corporate Governance and Board Matters — Committees of the Board — Compensation Committee."

We believe that our executive compensation program achieves our compensation objectives. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement."

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement. For purposes of approving this Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NEOs.

16	2026 PROXY STATEMENT

PROPOSAL 3

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board, which comprises independent trustees, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our shareholders’ best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if the representative desires and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For purposes of approving this Proposal 3, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

✔ THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

JBG SMITH PROPERTIES	17

Principal Accountant Fees and Services

The following table summarizes the fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,534,825	$1,862,000
Audit-Related Fees(2)	94,000	74,000
Tax Fees(3)	674,101	708,601
All Other Fees(4)	7,612	7,391
Total	$2,310,538	$2,651,992

(1)	Audit fees include audit fees for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Audit-related fees include fees for professional services rendered that are related to the review of registration statements and audits of the Company’s subsidiaries which are not reported above under "Audit Fees."
(3)	Tax fees consist of tax and consulting fees for services provided related to tax return preparation, tax consultations, and other similar matters.
(4)	All other fees consist of fees for our subscription to an online accounting research tool.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre- Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit, review, and attest services or non-audit services to the Company. Permissible audit, audit-related, tax, and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax, and other services provided to us for the year ended December 31, 2025 either were pre- approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee has delegated pre-approval authority to its chair, who is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

18	2026 PROXY STATEMENT

Audit Committee Report

The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held four meetings during the year ended December 31, 2025.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, as specified in the Audit Committee charter. Management has the primary responsibility for the Company’s financial statements and reporting process, including the Company’s accounting policies, internal audit function, system of disclosure controls and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management, the internal auditors, and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including the Company’s (i) 2025 integrated audit plan; (ii) updates on completion of the audit plan; (iii) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iv) critical accounting policies; (v) assessment of the impact of new accounting guidance; and (vi) cybersecurity.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the PCAOB regarding such firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm such firm’s independence from management and the Company and considered the compatibility of non-audit services with such firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Respectfully submitted,

The Audit Committee

SCOTT A. ESTES (Chair)
MICHAEL J. GLOSSERMAN
D. ELLEN SHUMAN

The Audit Committee Report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

JBG SMITH PROPERTIES	19

Corporate Governance and Board Matters

Corporate Governance Profile

The Board believes our corporate governance is structured in a manner that closely aligns the Company’s interests with those of our shareholders. Notable features of our corporate governance structure include the following:

●	each of our trustees is subject to re-election annually;
●	our trustees are elected by a majority voting standard in uncontested trustee elections;
●	our Corporate Governance Guidelines provide that any incumbent trustee in an uncontested election who does not receive a greater number of "for" votes than "against" votes shall promptly tender their offer of resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the Board the action to be taken in response to the offer, and the Board shall determine whether to accept such resignation;
●	our bylaws provide for a right of proxy access, which enables eligible shareholders to include their nominees (the greater of two or 20% of the total number of trustees) for election as trustees in our proxy statement for annual meetings;
●	of the eight persons nominated to serve on our Board following the Annual Meeting, we have determined seven to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
●	all the members of our Audit, Compensation, and Corporate Governance and Nominating Committees are independent;
●	we have determined that at least two of our trustees qualify as "audit committee financial experts" as defined by the SEC;
●	our share ownership guidelines require trustees to own securities of the Company equal to at least five times their annual cash retainers and our CEO and other executive officers to own securities equal to at least six times and three times their annual base salaries, respectively;
●	our shareholders, by a majority vote of shares entitled to be cast, may adopt, alter, or repeal any provision of our bylaws or make new bylaws;
●	we have a policy prohibiting hedging or pledging of our securities by our executive officers, including NEOs, and hedging by our trustees;
●	we have a "clawback" policy for performance-based compensation that complies with SEC requirements and NYSE listing standards;
●	our trustees have a range of skills, experience, and backgrounds;
●	our shareholders may call a special meeting of shareholders if a specified voting threshold is met — a majority of shares entitled to be cast on the matter;
●	we have opted out of the Maryland control share acquisition statute, the Maryland Business Combination Act, and the Maryland Unsolicited Takeovers Act; and
●	we do not have a shareholder rights plan.

Our declaration of trust and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporation Law, which currently is one trustee. The tenure of office of a trustee will not be affected by any decrease in the number of trustees.

Our bylaws currently provide that, except as may be provided by our Board in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.

There are no family relationships among our executive officers and trustees. All trustees except W. Matthew Kelly, our CEO, have been determined by the Board to be independent under applicable NYSE and SEC rules.

20	2026 PROXY STATEMENT

Shareholder Engagement

We believe engaging with our shareholders on a regular basis is important because a complex, long-term strategy like ours requires detailed explanation.

Our goal is to interact with the investment community on a quarterly basis through a variety of channels including: our quarterly investor package comprising our management letter, earnings release, and detailed financial supplement, which we believe facilitate productive and efficient engagement with investors; ad hoc investor presentations; participation in various industry conferences, non-deal road shows, and sell-side analyst tours; property tours; and periodic investor days in Washington, DC.

Specifically, in 2025, in addition to publishing our quarterly investor packages, we:

●	held over 100 touchpoints with investors and sell-side analysts, including:
●	six one-on-one governance calls with top shareholders;
●	two sell-side hosted conferences and the Nareit REITweek conference, during which we had 29 investor meetings;
●	five asset tours in both the National Landing and Shaw submarkets with 18 investors and sell-side analysts; and
●	nine introductory calls with potential new investors.
●	discussed most frequently in the foregoing settings several key topics, including:
●	capital allocation strategy;
●	impact of the presidential election and uncertainty around federal spending on the Washington, DC metro area real estate market;
●	Washington, DC real estate market fundamentals;
●	multifamily rent growth;
●	office leasing environment;
●	office utilization;
●	earnings trajectory and growth drivers in our portfolio;
●	progress stabilizing our commercial portfolio and new multifamily assets in National Landing;
●	the Pentagon, Amazon’s headquarters, the Virginia Tech Innovation Campus, and our placemaking initiatives and public infrastructure improvements as demand drivers for National Landing;
●	status of our development pipeline;
●	strength of our balance sheet; and
●	dividend policy.

JBG SMITH PROPERTIES	21

Core Competencies of Our Trustee Nominees

Each of the trustees proposed for election to our Board has deep experience in the public markets and strong capital allocation credentials. While maintaining these strengths, we believe our Board should reflect a broad range of perspectives, skills, professional experience, and backgrounds.

The following charts summarize the core competencies represented by our Trustee nominees. The details of each nominee’s competencies are included in each Trustee’s biography.

TRUSTEE NOMINEES WITH DEEP PUBLIC MARKETS EXPERIENCE AND STRONG CAPITAL ALLOCATION CREDENTIALS

Percentage of Trustee Nominees with Competency/Attribute

22	2026 PROXY STATEMENT

Corporate Responsibility and Sustainability

Our corporate strategies fully integrate environmental sustainability and strong governance practices throughout our operations and investment decisions, which include the design and construction of our new developments and the operation of existing assets. We believe that by understanding the environmental impacts of our business, we can create shared value while protecting asset value and minimizing risk.

We remain committed to providing transparent reporting of financial and non-financial indicators. We have published a sustainability summary that is aligned with the Global Reporting Initiative reporting framework, United Nations Sustainable Development Goals, Sustainability Accounting Standards, and recommendations set forth by the Task Force on Climate-related Financial Disclosures.

Selected sustainability programs and other achievements are summarized below. We maintain a website at
www.jbgsmith.com/about/sustainability that discusses our sustainability efforts. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ●
ENVIRONMENTAL

Climate Change Mitigation & Adaptation

●
Assessed physical and transition climate-related risks to further our understanding of future climate conditions and financial risk to assets. This assessment included climate events such as hurricanes, wildfire, temperature and water stress, fluvial, and coastal flooding against an RCP 8.5 emissions scenario.
●
Conducted resilience assessment of operating portfolio in conjunction with our insurance provider
●
Assessed transitional risk relating to net zero and Building Energy Performance Standards for assets
●
Committed to increasing renewable energy purchases

Tenant Engagement

●
Named a Gold Level Green Lease Leader since 2018 for engaging tenants in advancing mutually beneficial sustainability goals, including cost recovery for efficiency investment
●
Deployed green building, health, and wellness programs; community supported agriculture offers; zero waste delivery for multifamily assets in partnership with The Rounds; and composting in partnership with Compost Crew
●
Maintained tools and resources for tenants and residents to improve efficiency via Tenant Connect
●
Maintained Healthy Workplace Blueprint specific to each asset
●
Increased Scope 3 carbon footprint data coverage (retail tenants and multifamily assets)

Resource Management

●
Aim by 2030 to reduce: energy consumption 25%, predicted energy consumption 25%, water consumption 40%, and greenhouse gas emissions (Scope 1 and 2) 35%. Further, by 2030, we have committed to increase waste diversion to 40% and verify assets using green building certifications across our Operating Portfolio and development pipeline (commitments compare against 2018 baseline).
●
96% of all operating assets, based on square footage, have earned at least one green building certification with 8.3 million square feet of LEED Certified Multifamily and Commercial Space and 4.3 million square feet of ENERGY STAR Certified Multifamily and Commercial Space
●
99.6% of operating assets’ energy, water, and waste data are benchmarked
●
Conducted energy audits to inform asset level capital plans
●
Deployed controls-based energy conservation measures and real-time monitoring of energy use and equipment efficiency via the Tenant Service Center
●
Deployed energy and water conservation projects across the portfolio
●
Maintained our comprehensive waste management program diverting waste from the landfill through waste avoidance, recycling, donations, and composting
●
96% of our portfolio is metro-served

JBG SMITH PROPERTIES	23

SOCIAL

Housing Affordability

●
Financial support and in-kind donation to local organizations that support those in need and answer the urgent call for increased affordable workforce housing
●
LEO Impact Capital ("LEO"), our workforce housing platform dedicated to acquiring, financing, and operating multifamily housing in high impact neighborhoods to preserve affordability for middle-income residents, manages the Washington Housing Initiative ("WHI") Impact Pool and the LEO Impact Housing Fund. The WHI Impact Pool completed fundraising in 2020 with capital commitments totaling $114.4 million, which included a commitment from us of $11.2 million, and has closed $84.4 million in financing related to the purchase of residential communities containing 3,136 units through December 31, 2025. Additionally, LEO had an initial closing of its multi-market fund, the LEO Impact Housing Fund, totaling $43.5 million ($64.5 million including accordions), which included a commitment from us of $1.3 million, and has closed on its first investment, a 144-unit property in Charlotte, North Carolina, which included a $9.0 million equity investment from LEO Impact Housing Fund. As of December 31, 2025, our remaining unfunded commitments totaled $1.5 million.

Employee Engagement

●
Providing paid time off for employees to give back to our local communities through our Days of Giving platform
●
Developing our high-potential future leaders through customized leadership development programs
●
Offering opportunities for employees to come together to connect, contribute, and foster inclusion

GOVERNANCE

Sustainability Strategy

●
Updated corporate organizational mission and JBG SMITH Core Values
●
Maintained Board oversight and review of environmental matters
●
Membership in several industry environmental organizations, including GRESB | Global Sustainability Benchmark for Real Assets, the U.S. Green Building Council, the Department of Energy Better Buildings Alliance, and the Urban Land Institute Greenprint Center for Building Performance
●
Published a Supply Chain Code of Conduct and Net-Zero Strategy
●
All employees completed IT cybersecurity training
●
All employees acknowledged and signed the employee code of conduct
●
Maintained our code of conduct and ethics hotline on our public website

Risk Assessment

●
Conducted risk assessments designed to identify the material risks our business faces and the potential impact of those risks on our strategy and operations, including climate-related transition risk

Human Capital

We believe that our talent is one of our competitive advantages. To that end, we focus on talent development, succession planning, and pay-for-performance. We utilize talent management practices in the broadest sense to create an engaging workplace experience for our employees, where they feel valued, respected, and supported. We are keenly focused on the employee experience and want every person to feel respected for what makes them unique. We aim to ensure that all employees experience growth, belonging, and purpose at work and support this goal through a variety of policies, practices, and activities. At the same time, our core values provide a sound structure for finding common ground and working together as a team to deliver the best possible outcomes for our stakeholders.

We offer our employees an environment that enables them to experience the energy and excitement that comes from being together and collaborating with coworkers to achieve desirable outcomes. We provide ample opportunities for employees to make meaningful connections with their co-workers and to give back to our communities. In addition, we are proud to have been recognized as a "Top Workplace" several times in past years and are focused on providing a positive employee experience to ensure that we remain an employer of choice.

We continually invest in our employee population, ensuring our employee experience more broadly continues to help us attract and retain the best talent in the industry. The list below is a sampling of offerings that help create a compelling work environment for our employees:

24	2026 PROXY STATEMENT

✔	Streamlined annual performance reviews
✔	Employee Share Purchase Plan
✔	Hybrid / flexible work schedules
✔	Flexible paid time off
✔	Town halls where senior management updates the entire team on recent progress and other important matters
✔	Mentorship, professional development, and coaching programs to develop and retain talent
✔	Employee referral program
✔	Generous Company subsidy of health-related benefits
✔	Lunches with leaders
✔	Volunteer opportunities

In addition to the above, we have a strong pay-for-performance culture. We want our employees to feel aligned with our company vision and values and enabled to grow in their careers. To that end, we have a strong track record of promoting from within. Consequently, the opportunities for growth and development also help to keep our population engaged and motivated.

With an ongoing focus on our three strategic pillars – (i) employee development, (ii) engagement, and (iii) recruiting – we have made additional progress and have continued to drive cultural and behavioral change. We encourage a wide variety of perspectives, views, and ideas in our workforce. We pride ourselves on our strong, collaborative culture, and we strive to create a supportive and healthy work environment for our employees, which helps us continue to attract innovators to our organization and to ensure our future success.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership, and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent trustees periodically consider the Board’s leadership structure.

Currently, the roles of CEO and Chairman of the Board are held by different trustees. W. Matthew Kelly has served as CEO since our formation, and Robert A. Stewart has served as Chairman since May 2021. With our current chairman not standing for re-election at the Annual Meeting, Mr. Kelly has been appointed to serve as our Chairman, and Mr. Forman has been appointed to serve as Lead Trustee, each effective upon his re-election at the Annual Meeting. The Board believes that combining the Chairman and Chief Executive Officer roles is an appropriate corporate governance structure for the Company at this time because it will utilize Mr. Kelly’s extensive experience and knowledge of the Company and allow him to drive strategy at the Board level while also maintaining responsibility for executing on the strategy as the Chief Executive Officer, and at the same time, provide for effective independent leadership of our Board and the Company through Mr. Forman’s service as Lead Trustee.

Chairman. Effective upon his election at the Annual Meeting, Mr. Kelly will serve as the Chairman of the Board. The Chairman presides at all meetings of the shareholders and of the Board as a whole, and performs such other duties and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

Lead Trustee. Effective upon his election at the Annual Meeting, Mr. Forman will serve as our Lead Trustee. Our Corporate Governance Guidelines provide that if the Chairman is an executive officer of the Company, then the Board will have a Lead Trustee, who shall be a non-management trustee. The Lead Trustee will be selected on an annual basis by a majority of the non-management trustees then serving on the Board. When the Chairman is a management trustee, we believe the Lead Trustee position strengthens the role of our independent trustees and encourages independent Board leadership. The responsibilities of the Lead Trustee include, among others:

●	serving as liaison among (i) management, including the CEO, (ii) our non-management trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management, and (iv) interested third parties and the Board;
●	presiding at executive sessions of the independent trustees;

JBG SMITH PROPERTIES	25

●	serving as the focal point of communication to the Board regarding management plans and initiatives;
●	ensuring that the role between Board oversight and management operations is respected;
●	providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and
●	serving as the communication conduit for third parties who wish to communicate with the Board.

Executive Sessions

Our non-management trustees met in special executive sessions without management at each of our Board meetings. Robert A. Stewart, as Chairman, chaired the sessions. Per our Corporate Governance Guidelines, following the Annual Meeting, the Board expects to conduct executive sessions limited to independent trustees presided over by the Lead Trustee at each of our regularly scheduled Board meetings.

Attendance of Trustees at 2025 Board and Committee Meetings and Annual Meeting of Shareholders

The Board held a total of four meetings during 2025. Each trustee attended at least 75% of the meetings of the Board and all committees thereof on which such trustee served during 2025.

In accordance with the Company’s Corporate Governance Guidelines, trustees are expected to attend the annual meeting of shareholders. All 10 trustees attended our 2025 Annual Meeting of Shareholders.

Committees of the Board

Our Board has three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The principal functions of each committee are briefly described below. Each committee operates under a written charter adopted by the Board, each of which is available on our website at www.jbgsmith.com.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement. In accordance with the NYSE rules, each committee comprises exclusively independent trustees.

Trustee	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Phyllis R. Caldwell
Scott A. Estes	*
Alan S. Forman
Michael J. Glosserman	*
Alisa M. Mall
Carol A. Melton
William J. Mulrow
D. Ellen Shuman

*        Audit Committee financial expert.

     Member

     Chair

26	2026 PROXY STATEMENT

Audit Committee

Each of the members of the Audit Committee has been determined by our Board to be independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The Audit Committee’s principal purposes are to (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The Audit Committee’s responsibility includes oversight related to:

●	our accounting and financial reporting processes;
●	the integrity and audits of our consolidated financial statements and financial reporting process;
●	our systems of disclosure controls and procedures, internal control over financial reporting and other financial information;
●	our compliance with financial, tax, legal, and regulatory requirements;
●	evaluation of the qualifications, independence, and performance of our independent registered public accounting firm;
●	the role and performance of our internal audit function;
●	compliance with the recommendations and observations of the internal auditor and independent auditor;
●	the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters of or relating to the Company;
●	our risk management processes related to cybersecurity;
●	our controls over any sustainability data disclosed in our periodic SEC filings; and
●	our overall risk profile and our risk management policies.

The Audit Committee is also responsible for engaging and retaining an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, and reviewing the annual and quarterly SEC filings. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

The Audit Committee shall consist of no fewer than three members, and at least one member of the Audit Committee must qualify as a "financial expert" as defined by the SEC. The Board has determined that Mr. Estes and Mr. Glosserman each qualify as an "audit committee financial expert," as defined by the applicable SEC regulations and NYSE corporate governance listing standards and has accounting or related financial management expertise.

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. During 2025, the Audit Committee met four times.

Compensation Committee

Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The principal functions of the Compensation Committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluating their performance in light of such goals and objectives and determining and approving their remuneration based on such evaluation;
●	implementing and administering our incentive compensation plans and equity-based plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for trustees.

JBG SMITH PROPERTIES	27

The Compensation Committee will meet as often as it determines, but not less frequently than annually. During 2025, the Compensation Committee met seven times.

Corporate Governance and Nominating Committee

Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company’s Corporate Governance Guidelines.

The principal functions of the Corporate Governance and Nominating Committee include:

●	identifying, recruiting, and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;
●	developing and recommending to the Board Corporate Governance Guidelines and implementing and monitoring such guidelines;
●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
●	recommending to the Board nominees for each committee of the Board;
●	annually facilitating the assessment of the Board’s performance as a whole and of the individual trustees, as required by applicable law, regulations, and the NYSE corporate governance listing standards;
●	overseeing the Board’s evaluation of management;
●	reviewing all related party transactions in accordance with the Company’s Related Party Transactions Policy; and
●	overseeing sustainability matters.

The Corporate Governance and Nominating Committee will meet as often as it determines, but not less frequently than annually. During 2025, the Corporate Governance and Nominating Committee met four times.

Trustee Nominee Selection Process

The Corporate Governance and Nominating Committee has set forth in a written policy the minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:

●	high personal and professional ethics and integrity;
●	an ability to exercise sound judgment, including in relation to the Company’s business and strategy;
●	an ability to make independent analytical inquiries;
●	an ability and willingness to devote sufficient time and resources to diligently perform Board duties, including attending regular and special Board and/or committee meetings;
●	appropriate and relevant business experience and acumen; and
●	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to these minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

●	whether the person possesses specific industry knowledge, expertise, and/or contacts, including in the real estate industry generally, and familiarity with general issues affecting the Company’s business;
●	whether the person’s nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC in Item 407 of Regulation S-K;
●	whether the person would qualify as an "independent" trustee under the rules of the NYSE, the rules and regulations of the SEC, and the Company’s Corporate Governance Guidelines;
●	the importance of continuity of the existing composition of the Board; and

28	2026 PROXY STATEMENT

●	the importance of a Board membership reflecting a range of experiences and areas of expertise.

The Board does not have a formal policy specifying how background and personal experience should be applied in identifying or evaluating trustee candidates. A trustee candidate’s background and personal experience, however, will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, shareholders, employees, and other stakeholders.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (i) members of the Corporate Governance and Nominating Committee, (ii) trustees of the Company, and (iii) any other party deemed appropriate by the Corporate Governance and Nominating Committee, including shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates. The Corporate Governance and Nominating Committee also annually evaluates each nominee’s prior service on and contributions to the Board, including consideration of each nominee’s public company leadership positions, and other outside commitments prior to recommending a nominee or existing trustee for election to the Board.

As part of the candidate identification process, the Corporate Governance and Nominating Committee will evaluate the skills, experience, and expertise possessed by the current Board, and whether there are additional skills, experiences, or expertise that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee will also consider the Company’s bylaws, the number of trustees expected to be elected at the next annual meeting of shareholders and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Corporate Governance and Nominating Committee recommends to the Board for nomination by the Board such candidates as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Corporate Governance and Nominating Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Corporate Governance and Nominating Committee will consider the factors listed above.

JBG SMITH PROPERTIES	29

Board Oversight of Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, each of which addresses risks specific to their respective areas of oversight as follows:

FULL BOARD AND COMMITTEES

Audit Committee

The Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including credit, liquidity and market risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. The Audit Committee also oversees our cybersecurity risk exposure and the steps taken by management to monitor and control such exposure. The Audit Committee receives regular updates regarding data protection and cybersecurity risks.

Compensation Committee

The Compensation Committee assesses and monitors compensation policies for all employees, including non-executive employees, to ensure that such practices are designed to balance risk and reward in relation to the Company’s overall business strategy and do not encourage excessive risk-taking.

Corporate Governance and
Nominating Committee

The Corporate Governance and Nominating Committee monitors the general operations of the Board and the Company’s compliance with its Corporate Governance Guidelines and applicable laws and regulations, including the applicable NYSE listing requirements.

Our Board and its standing committees also receive reports from the members of management responsible for the matters considered to enable our Board and each committee to understand and discuss risk identification and risk management.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to monitor effectively the risks discussed above.

30	2026 PROXY STATEMENT

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that reflects the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines are subject to periodic review by the Corporate Governance and Nominating Committee. The Corporate Governance Guidelines address, among other things:

●	the responsibilities and qualifications of trustees, including trustee independence;
●	the functioning of the Board;
●	the responsibilities, composition, and functioning of the Board committees;
●	the appointment and role of the Lead Trustee, if applicable;
●	principles of trustee compensation;
●	the policies and procedures regarding trustee resignation; and
●	CEO succession planning.

A copy of the Corporate Governance Guidelines is available on our website at www.jbgsmith.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to the Company’s and its subsidiaries’ trustees, officers, and employees. Among other matters, the code is intended to deter wrongdoing and promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal, and professional relationships;
●	full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications;
●	compliance with applicable governmental laws, rules, and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the code.

Any waiver of, or changes to, the Code of Business Conduct and Ethics that apply to executive officers or trustees of the Company may be made only by the Corporate Governance and Nominating Committee or another committee of our Board comprising solely independent trustees or a majority of our independent trustees. Any such waiver will be promptly disclosed as required by law or regulation of the SEC and the rules of the NYSE.

A copy of the Code of Business Conduct and Ethics is available on our website at www.jbgsmith.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Trustees

Our independent trustees receive compensation for services on our board for the period that commences with the annual meeting at which they are elected and concludes at the next annual meeting (prorated for partial-year terms, as applicable). Additionally, all new trustees receive a $100,000 equity award in connection with their initial election to the Board. All trustee compensation is paid in arrears following the Company’s annual meeting at the end of each period of service.

JBG SMITH PROPERTIES	31

Non-employee trustees are compensated as follows:

Annual Non-Employee Trustee Compensation

Additional compensation for non-employee Board Committee members is as follows:

	Chair Annual	Member Annual
	Retainer	Retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$5,000
Corporate Governance and Nominating Committee	$15,000	$5,000

In addition to the above, beginning in 2026, the Lead Trustee, if any, receives an annual $25,000 retainer.

In lieu of receiving an annual retainer in cash, a non-employee trustee may elect to receive any portion of the annual retainer in the form of equity awards. Trustees who are employees of the Company or its subsidiaries will not receive compensation for their services as trustees. All trustees are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties. For information on the special class of limited partnership units of our operating partnership designated as LTIP units ("LTIP Units"), see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — LTIP Units."

The following table presents information regarding the compensation earned during 2025 by non-employee trustees who served on the Board during the year. W. Matthew Kelly is an employee of the Company and did not receive any compensation for his service as a member of the Board in 2025. The compensation paid to Mr. Kelly is presented below under "Executive Compensation" in the table titled "Summary Compensation Table" and the related explanatory tables.

	Fees Earned	Share
Name	in Cash(1)	Awards(2)	Total
Phyllis R. Caldwell	$105,000	$99,996	$204,996
Scott A. Estes	$125,000	$99,996	$224,996
Alan S. Forman	$115,000	$99,996	$214,996
Michael J. Glosserman	$110,000	$99,996	$209,996
Alisa M. Mall	$105,000	$99,996	$204,996
Carol A. Melton	$105,000	$99,996	$204,996
William J. Mulrow	$115,000	$99,996	$214,996
D. Ellen Shuman	$115,000	$99,996	$214,996
Robert A. Stewart	$100,000	$99,996	$199,996

(1)	Represents the amount of the annual cash retainer, including committee chair and member retainers, earned by each non-employee trustee from January 1, 2025 through December 31, 2025. As discussed below, certain non-employee trustees elect to receive the entirety of their annual cash retainer in the form of LTIP Units.

32	2026 PROXY STATEMENT

(2)	Represents the annual equity grant of LTIP Units to each non-employee trustee, calculated in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Our annual LTIP grants are made in connection with each annual meeting with respect to each one-year period of service. Such periods commence at the annual meeting at which a trustee is elected and conclude at the following annual meeting. The LTIP Units disclosed below represent the LTIP Units having an aggregate grant date fair value of $973,900 issued in 2025 in lieu of certain trustees’ annual board and committee cash retainers for the one-year period of service between the 2024 and 2025 annual meetings of shareholders.

LTIP Units
Name	(#)
Phyllis R. Caldwell	7,204
Scott A. Estes	10,720
Alan S. Forman	9,862
Michael J. Glosserman	9,433
Alisa M. Mall	9,005
Carol A. Melton	9,005
William J. Mulrow	9,862
D. Ellen Shuman	9,862
Robert A. Stewart	8,576

The following table presents the number of outstanding Formation Units and LTIP Unit awards held by each of our current trustees, other than Mr. Kelly.

	Formation Unit Awards	LTIP Unit Awards
	Outstanding as of	Outstanding as of
Name	December 31, 2025(1)	December 31, 2025(2)
Phyllis R. Caldwell	—	56,426
Scott A. Estes	—	100,852
Alan S. Forman	—	83,029
Michael J. Glosserman	144,204	72,908
Alisa M. Mall	—	64,888
Carol A. Melton	—	93,524
William J. Mulrow	—	69,194
D. Ellen Shuman	—	94,560
Robert A. Stewart	148,247	203,888

(1)	The awards represent the grant of Formation Units to Mr. Glosserman and Mr. Stewart in July 2017.
(2)	The awards represent the number of LTIP Units granted to each non-employee trustee as part of their annual equity retainer and the number of LTIP Units granted to each non-employee trustee in lieu of cash as compensation for their annual cash retainer, if elected by the trustee. Mr. Stewart’s awards include Time-Based LTIP Units awarded to him and Performance-Based LTIP Units earned by him during his tenure as an employee of the Company.

JBG SMITH PROPERTIES	33

Company Policies

Share Ownership Guidelines

We believe that equity ownership by our trustees and NEOs helps align their interests with our shareholders’ interests and, therefore, have adopted share ownership guidelines applicable to all our trustees and executive officers. On an annual basis, we evaluate the ownership status of the trustees and executive officers.

The CEO is required to own equity securities of the Company equal in value to at least six times his annual base salary, and each other executive officer is required to own equity securities of the Company equal in value to at least three times his or her annual base salary. Non-employee trustees are required to own equity securities equal in value to five times their annual cash retainer. NEOs and trustees must satisfy the ownership requirements within five years of when they became subject to the policy.

The Corporate Governance and Nominating Committee may waive the share ownership requirements in the event of a severe hardship or in circumstances in which compliance would prevent the participant from complying with a court order.

Insider Trading Policy

We have an insider trading policy that governs the purchase, sale, and other dispositions and transactions in our securities by our trustees, officers, and employees, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.

Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits our trustees and employees, including our executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; and (iii) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Additionally, the policy prohibits hedging or pledging of the Company’s securities by our NEOs and hedging by our trustees.

Board Self-Evaluation

Pursuant to the Company’s Corporate Governance Guidelines and the charters of the Audit, Compensation, and Corporate Governance and Nominating Committees, the Corporate Governance and Nominating Committee oversees the annual self-evaluation of the Board and each committee. The self-evaluation includes presentations to the Board by each committee chairperson, and may, if deemed necessary or appropriate by the Board, include reviews and/or presentations by the Company’s independent advisors, including its legal counsel and independent auditing firm. The Corporate Governance and Nominating Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Corporate Governance and Nominating Committee will work with the Board to implement the necessary changes.

Clawback Policy

In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three completed fiscal years preceding the date that the Company is required to prepare an accounting restatement.

Equity Grant Processes

Our Compensation Committee approves and grants equity awards, including Appreciation-Only LTIP Units ("AO LTIP Units"), at approximately the same time every year. Following consultation with its compensation consultant, our Compensation Committee typically approves the dollar value of our annual awards at its last meeting of the year for grant on the first trading day in January of the following year. The Company’s outside appraiser determines the fair value of each type of market-based equity award, and such values are used to calculate the number of securities granted based on the previously approved dollar value and the fair value of the relevant award. All awards are granted under a shareholder-approved plan, and the AO LTIP Units are granted at a participation threshold that is the greater of 110% of the closing price of our Common Shares on the grant date or the average daily market price for the ten trading

34	2026 PROXY STATEMENT

days immediately preceding the grant date. Outside of the annual grant cycle, we may grant awards to new employees, to Trustees for their retainers, and/or related to special or extraordinary circumstances as well as for such other reasons as approved by the Compensation Committee.

The Compensation Committee does not grant such awards to executive officers in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of award grant dates. During fiscal year 2025, we did not grant any AO LTIP Units or stock options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material nonpublic information.

Communications with the Board

Currently, the Chairman serves as the communication conduit for third parties who wish to communicate with the Board. Shareholders and other interested parties may communicate with the Board or specified individual trustees by sending written correspondence to the "Chairman" (or after the Annual Meeting, "Lead Trustee") c/o the Chief Legal Officer of JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, who will then directly forward such correspondence to the Chairman. The Chairman (or after the Annual Meeting, the Lead Trustee) will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or ever has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships during 2025 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2025 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Position with the Company	Age as of the Annual Meeting
W. Matthew Kelly	Chief Executive Officer	53
M. Moina Banerjee	Co-President and Chief Financial Officer	44
George L. Xanders	Co-President and Chief Investment Officer	40
Evan Regan-Levine	Chief Strategy Officer	37
Steven A. Museles	Chief Legal Officer and Corporate Secretary	63

JBG SMITH PROPERTIES	35

Biographies

Please see "Proposal 1: Election of Trustees — Nominees for Election as Trustees" for information regarding W. Matthew Kelly.

M. Moina Banerjee

Ms. Banerjee has served as our Co-President since February 2026 and Chief Financial Officer since December 2020, prior to which she served as Executive Vice President, Head of Capital Markets since December 2018 and as an Executive Vice President since our formation in 2017. Ms. Banerjee worked at JBG from August 2010 until our formation, serving as a Principal in the Investments group and on the Management Committee. Prior to joining JBG, Ms. Banerjee worked at Blackstone (NYSE: BX) in New York, focusing primarily on office, hotel, and senior living acquisitions. She also worked within Citigroup’s (NYSE: C) Investment Banking Division in New York. Ms. Banerjee has served on the Board of Directors of Expedia Group, Inc. (NASDAQ: EXPE), a global travel platform, and as chair of its Audit Committee, since February 2023. Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania.

George L. Xanders

Mr. Xanders has served as our Co-President since February 2026 and Chief Investment Officer since January 2021, prior to which he served as Executive Vice President, Co-Head of Acquisitions since January 2019 and as an Executive Vice President since the Company’s formation in 2017. Mr. Xanders has been a member of JBG SMITH’s Investment Committee since January 2019. Prior to our formation, Mr. Xanders worked at JBG beginning in July 2008, serving as an Executive Vice President in the Investments group. Mr. Xanders graduated with a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill.

Evan Regan-Levine

Mr. Regan-Levine has served as our Chief Strategy Officer since January 2024, prior to which he served as Executive Vice President of Research and Strategic Innovation in our Investments Group since 2019. In that role, he was responsible for guiding the firm’s investment strategy with data and analytics and driving large scale strategic initiatives, and special projects. Prior to our formation, Mr. Regan-Levine worked at JBG beginning in March of 2013 in the Investments group. Before joining JBG, he worked at Monday Properties and Jones Lang LaSalle. Mr. Regan‐Levine received his Bachelor of Arts from Georgetown University.

Steven A. Museles

Mr. Museles has served as our Chief Legal Officer and Corporate Secretary since our formation in 2017. From August 2013 until joining JBG in March 2017, Mr. Museles served as Chief Legal Officer and Chief Compliance Officer of Alliance Partners, a credit-focused asset management firm. Prior to joining Alliance Partners, Mr. Museles served in several capacities at CapitalSource Inc. (NYSE: CSE), a specialty finance company, including as a member of the Board of Directors, Co- Chief Executive Officer, and Chief Legal Officer and Secretary. Prior to joining CapitalSource, he practiced corporate and securities law as a partner at Hogan Lovells. Mr. Museles served on the Board of Directors of Revolution Acceleration Acquisition Corp (NASDAQ: RAAC) from December 2020 to July 2021. Mr. Museles received his Bachelor of Arts from the University of Virginia and Juris Doctor from the Georgetown University Law Center.

36	2026 PROXY STATEMENT

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our NEOs. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.

This section presents information concerning compensation arrangements for our NEOs for 2025. Compensation decisions for our NEOs are made by the Compensation Committee which administers our executive compensation programs. The Compensation Committee believes the Company has strong compensation practices.

For 2025, our NEOs and their titles were as follows:

W. Matthew Kelly Chief Executive Officer	M. Moina Banerjee Chief Financial Officer*	Steven A. Museles Chief Legal Officer & Secretary
George L. Xanders Chief Investment Officer*	Evan Regan-Levine Chief Strategy Officer

* In addition to their other titles, Ms. Banerjee and Mr. Xanders were appointed Co-Presidents of the Company in February 2026.

Executive Summary

2025 Business Performance Highlights

Sold or recapitalized $660.3 million of multifamily and land assets at a weighted average capitalization rate of 4.3%.	Acquired $61.2 million of office assets at a weighted average capitalization rate of 17.9%, representing an $87 per square foot acquisition price.	Leased approximately 723,000 square feet of office space.
Completed construction of The Zoe and Valen, two multifamily towers in the heart of National Landing, totaling 775 units.	Entitled 2.2 million square feet of estimated potential development density in National Landing.	Reduced G&A by approximately 10% in 2025, a total reduction of over 40% since 2019.

JBG SMITH PROPERTIES	37

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to (i) align the interests of our executives with those of our shareholders; (ii) attract and retain the highest caliber executives in our industry; and (iii) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements — base salary, annual bonus incentives, and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards.

Total Compensation		Pay Element	Objectives
		Base Salary	To provide competitive fixed pay at a level that fairly rewards executives for their value to the organization in successfully performing their respective roles

Fixed Component

Annual Incentive Cash Bonus

To incentivize management to achieve the Company’s strategic and financial goals for the fiscal year based on quantitative metrics established by the Compensation Committee at the beginning of the year

	Performance- Based Component	Annual Time-Based Equity Incentive	To align recipients with shareholders, and retain and motivate executives to create long-term shareholder value

		Multi-Year Performance- Based Equity Incentive	To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding executives for performance in excess of predetermined absolute and relative hurdles

Other than the employment agreements, clawback policy, and equity incentive plan, we have not adopted any compensation policies, procedures, or plans with respect to NEO compensation.

Holistically, we evaluate our executive pay program and make pay decisions within the context of a total compensation framework to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

Consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

✔	Most executive pay is variable "at risk" compensation, designed to achieve pay-for-performance objectives
✔	Balanced mix of performance measures used to ensure a focus on our overall performance
✔	Strong emphasis on equity-based compensation to provide long-term incentives
✔	Compensation Committee has engaged an independent compensation consultant
✔	Offer our executives the option of receiving additional equity-based incentives in lieu of their annual cash bonus incentive as a retention mechanism to further align their interests with the long-term interests of our shareholders
✔	Executive officers and trustees are subject to rigorous share ownership guidelines
✔	Clawback policy for performance-based compensation

38	2026 PROXY STATEMENT

Ó   Guaranteed salary increases, cash incentive compensation or equity grants

Ó   Extensive perquisites or supplemental benefits to our executive officers

Ó   Excise tax gross up payments

Ó   Hedging or pledging of our securities by our executive officers, including NEOs

Ó   Single trigger change-in-control provisions

Advisory Vote on Executive Compensation

SEC rules require the vote on the frequency of shareholder votes on executive compensation to be held at least once every six years. This vote was held at the 2024 Annual Meeting, and following such vote, the Board determined that the Company would hold an advisory vote on the compensation of NEOs at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation in 2030.

Comprehensive Shareholder Engagement Program to Seek Feedback and Responsive Action

In 2025, we undertook an extensive shareholder outreach initiative to better understand our investors’ views regarding our executive compensation program. We reached out to 17 of our largest shareholders, who collectively owned approximately 74% of our outstanding Common Shares; and we ultimately held meetings with six institutional investors that expressed interest in doing so, which represented approximately 16% of our outstanding Common Shares.

Our shareholders provided candid and constructive feedback, generally focused on the one-time amendment made by our Compensation Committee to the "income tax book-up" share price required to be achieved with respect to certain LTIP Units granted between 2020 and 2023, as described in the Proxy Statement for our 2025 Annual Meeting of Shareholders. We explained to these shareholders the rationale and impact of that amendment, including that there was no change in the value that employees would realize upon receiving shares in exchange for LTIP Units, and, therefore, no additional dilution to shareholders. At the 2025 Annual Meeting, despite a leading proxy advisory firm recommending to vote against our "Say-on-Pay Proposal," we appreciate that 80% of the votes cast supported the proposal. We believe this support reflects that shareholders understood the prudent decisions of our Compensation Committee and voted to support us and vote in favor of our Board’s recommendation, a significant increase from the previous year.

We have considered the feedback provided by our shareholders, and as we have in the past, we intend to take investor feedback into consideration when future decisions are made with respect to executive compensation.

While shareholders did not express any significant concerns with our executive compensation program, the Compensation Committee nonetheless proactively added a new type of LTIP in 2026 to further and more directly align our long-term incentive program with our shareholders. This new LTIP earns solely based on share price appreciation ("Share Price Performance LTIPs"). The Share Price Performance LTIPs are tied to achieving stated share prices over a five-year performance period that commences on the first anniversary of the grant date. The awards are earned only if the shares trade at or above a threshold price for 60 consecutive days during the performance period. The threshold prices are $20, $22, $24, $26, and $28, at each of which 20% of the award is earned.

The Compensation Committee intends to continue to consider future say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies, and practices.

Annual Cash Incentive Program

Our short-term incentive (cash bonus) program ("STIP") has evolved since the Company’s formation such that a more rigid framework now applies. Most recently, in 2025, the Compensation Committee significantly enhanced the program’s rigor by further increasing the variance from target to maximum to ensure maximum performance is only achievable via extraordinary out-performance. Additionally, due to changes to our equity program, including the addition of a net operating income ("NOI")-based equity award, the Compensation Committee replaced the NOI goal in the STIP with an adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA, as Adjusted") goal so that different earnings-based metrics are used for the STIP and the long-term incentive program. In 2026, we further increased the rigor of our program by increasing the variance between target and maximum for several objectives.

JBG SMITH PROPERTIES	39

ANNUAL CASH INCENTIVE BONUS PROGRAM EVOLUTION

2018 Subjective Assessment of Stated Goals	• Bonus payouts were at Compensation Committee discretion based on number of goals met • Payout bandwidths outside of target were not defined
2019-2022 Established Metrics with Predetermined Payouts	• Executives needed to meet a specified number of goals to achieve threshold, target, or maximum hurdles • Payouts were predetermined as a percentage of base salary
2023 Established Metrics with Defined Performance Hurdles	• Established threshold, target, and maximum hurdles for substantially all corporate goals • Emphasized financial performance, weighting operating portfolio net operating income as 30% of the program • Adopted sustainability scorecard • Payouts based on performance relative to each goal's specific hurdles, taking into account relative weighting of established financial, strategic, and sustainability objectives
2024 Enhanced Program with More Rigorous Hurdles	• Established more rigorous goals • Expanded the portion of the short-term incentive program tied to the threshold/target/maximum hurdle framework from 30% to 70% of the overall bonus calculation • Expanded the rigor of the program by adjusting the variance from target to maximum to ensure that achieving maximum performance was even more difficult to achieve and requires significant performance
2025 Further Enhanced Program with More Rigorous Hurdles	• Enhanced the program's rigor by further increasing the variance from target to maximum to ensure maximum performance was only achievable via extraordinary out-performance • Replaced the NOI goal in the STIP with an EBITDA, as Adjusted, goal so that different earnings-based metrics were used for the modified STIP and the modified 2025 long-term incentive program; and increased the relative weighting of this goal from 30% to 35%. • For the second straight year, bonus results were less than maximum after three straight years of maximum
2026 Enhanced Rigor of Goals	• Increased the program's rigor by significantly increasing the variance between target and maximum for several objectives

The goals (and their weightings) necessary to earn the respective bonus payout amounts (as a percentage of salary) in 2025, as determined in February 2025, are set forth below. Based on the objectives met, the bonus earned by the Company’s NEOs for 2025 was 168% of target and 84% of maximum.

40	2026 PROXY STATEMENT

2025 Annual Cash Incentive Bonus Program

	Performance Metrics	Weight	Performance Hurdles
FINANCIAL AND STRATEGIC OBJECTIVES: 75%	• EBITDA, as Adjusted [1]	35%	Threshold: $173.0M Target: $180.0M Max: $185.0M
	• Dispositions/Recapitalizations	20%	Threshold: $200.0M Target: $400.0M Max: $800.0M
	• New Office Leases	15%	Threshold: 205,000 SF Target: 280,000 SF Max: 430,000 SF
	• Lease up of The Grace, Reva, The Zoe and Valen	5%	Threshold: 425 Units Target: 475 Units Max: 575 Units
DEVELOPMENT OBJECTIVES: 20%	• Complete The Zoe and Valen on schedule and on budget • Achieve shovel-ready status for 315,000 SF of estimated potential development density • Entitle 1.4M SF of estimated potential development density • Submit entitlement applications for 460,000 SF of estimated potential development density		Threshold: 2 Objectives Target: 3 Objectives Max: 4 Objectives Must meet specified number of objectives to achieve threshold, target or maximum bonus level (as a percentage of base salary)
SUSTAINABILITY OBJECTIVES: 5%	• Scorecard comprising 4 elements		Threshold: 2 Objectives Target: 3 Objectives Max: 4 Objectives Must meet specified number of objectives to achieve threshold, target or maximum bonus level (as a percentage of base salary)

Bonus Earned: 168% of Target

(1)	EBITDA, as Adjusted, is a non-GAAP financial measure. EBITDA, as Adjusted, represents GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation, and amortization expense, gains (losses) on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures. EBITDA, as Adjusted, excludes transaction and other costs, impairment write-downs of non-depreciable real estate, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, and income from investments, non-cash adjustments (including but not limited to straight-line rent adjustments, the amortization of lease incentives, the amortization of above and below market leases), interest and other income/expense, repairs and maintenance expense related to our captive insurance program, any income or expenses related to refinancing or derivative activity, commercial lease termination fee revenue and legal settlements and related litigation costs. EBITDA, as Adjusted, includes Compensation Committee adjustments that are not part of our EBITDA reconciliations found in our Quarterly Investor Package filed with the SEC on February 17, 2026.

JBG SMITH PROPERTIES	41

Role of the Compensation Committee and Management

The Compensation Committee comprises independent trustees who are responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see "Corporate Governance and Board Matters — Committees of the Board — Compensation Committee."

When determining the compensation of our NEOs, the Compensation Committee considers several factors it deems important, including:

●	the executive officer’s experience, knowledge, skills, level of responsibility, and potential to influence our performance;
●	the business environment, our strategy, and our financial, operational, and market performance;
●	marketplace compensation levels and practices; and
●	corporate governance and regulatory factors related to executive compensation.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data as well as advice from its compensation consultant. The Compensation Committee determines the compensation for the CEO. In connection with determining compensation of executive officers other than the CEO, the Compensation Committee seeks input from the Company’s CEO. Any recommendations given by the CEO are based upon the CEO’s assessment of the Company’s overall performance, each executive officer’s individual performance, market compensation practices, and employee retention considerations. The Compensation Committee reviews the CEO’s recommendations, and in its sole discretion, determines all executive officer compensation. The CEO does not provide any recommendations to the Compensation Committee regarding his own compensation.

Role of the Compensation Consultant

The Compensation Committee relies upon outside advisors to assist in determining competitive pay levels and evaluating pay program design. In 2025, the Compensation Committee retained Ferguson Partners Consulting ("FPC"), which was first engaged by the Compensation Committee in 2018. The Compensation Committee directed FPC to, among other things: (i) assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive, and equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum); (ii) analyze current compensation conditions among the Company’s peers and assess the competitiveness and appropriateness of compensation levels for our executive officers; (iii) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deems advisable; and (iv) make specific recommendations to the Compensation Committee for base salary, annual cash incentive, and equity-based awards for our executive officers. A representative from FPC attends substantially all meetings of the Compensation Committee and is available to participate in executive sessions and to communicate directly with the Compensation Committee chair or its members outside of meetings. The Compensation Committee annually considers all factors relevant to FPC’s independence from management, including those identified by the NYSE, and has determined that FPC has no conflict of interest and is independent.

Use of Comparative Market Data

The Compensation Committee believes that for our compensation to be effective, it must be competitive with other real estate companies with which we may compete for executive talent. The Compensation Committee uses industry peer group data as one element of assessing and determining pay for our executive officers. Peer group data provide insights into overall market pay levels, market trends, governance practices related to compensation, and industry performance.

With assistance from FPC, the Compensation Committee undertook a comprehensive review of our peer group of companies with the goal of evaluating the competitiveness of the Company’s executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, multifamily, office, and/or diversified REITs), size (defined by total capitalization), having a Washington DC/metropolitan presence, and/or citing the Company as a peer. As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee determined not to modify the peer group that it had used last year, as shown below.

42	2026 PROXY STATEMENT

When the peer group was established, FPC noted in its peer group recommendation that the Company has three characteristics that differentiate it from its peers and the broader industry that are not directly captured in its total capitalization: (i) the Company’s significant development pipeline adds a degree of complexity that may not be matched at a number of its peers, (ii) the Company manages a meaningful third-party business which distinguishes it from most other public REITs, and (iii) the ongoing shifts in the Company's portfolio composition.

The peer group recommended by the compensation consultant and approved by the Compensation Committee for determining 2025 compensation consisted of 13 public real estate companies. As of December 31, 2025, this peer group had total capitalization ranging from approximately $2.7 billion to $10.2 billion, with a median of approximately $5.0 billion. Our total capitalization at that time of approximately $4.1 billion ranked at the 16th percentile. This peer group comprises the following companies:

Company Name	Similar Property Type	Similar Size(1)	Washington DC Presence	Cite JBG SMITH as Peer
Acadia Realty Trust		✓
COPT Defense Properties	✓	✓	✓	✓
Cousins Properties Incorporated	✓	✓		✓
Douglas Emmett, Inc.	✓	✓		✓
Easterly Government Properties, Inc.	✓	✓	✓
Empire State Realty Trust, Inc.	✓	✓		✓
Hudson Pacific Properties, Inc.	✓	✓
Park Hotels & Resorts Inc.		✓	✓	✓
Pebblebrook Hotel Trust		✓	✓
Tanger Inc.		✓
The Macerich Company		✓		✓
Urban Edge Properties		✓
Veris Residential, Inc.	✓	✓		✓

Note: Paramount Group, Inc. was utilized as a peer company in determining 2025 compensation, though it was acquired in December 2025. As such, it has been excluded from the peer group data shown above.

(1)	Defined by total capitalization.

JBG SMITH PROPERTIES	43

Elements of Executive Compensation Program

The following is a summary of the elements of, and amounts paid under, our executive compensation programs for 2025.

Annual Base Salary. Our NEOs’ base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the Company based on their respective roles and responsibilities. Our NEOs’ base salaries were negotiated as a part of their employment agreements, each of which provides that the officer’s annual base salary will be reviewed not less frequently than annually by the Compensation Committee. Pursuant to the employment agreements, the base salary cannot be decreased below the base salary set forth in the table below. When establishing and reviewing base salaries, our Compensation Committee considers each executive’s role and responsibility, experience, knowledge, unique skills, and future potential with our Company, as well as salary levels for similar positions in our target market and internal pay equity. Our NEOs’ annual base salaries for 2024, 2025, and 2026 are set forth in the table below.

	2024	Percentage	2025	Percentage	2026
Name	Base Salary	Change	Base Salary	Change	Base Salary
W. Matthew Kelly	$750,000	—	$750,000	—	$750,000
M. Moina Banerjee	$550,000	—	$550,000	—	$550,000
George L. Xanders	$500,000	—	$500,000	—	$500,000
Evan Regan-Levine	$350,000	14%	$400,000	13%	$450,000
Steven A. Museles	$400,000	—	$400,000	—	$400,000

Annual Cash Bonus. Each NEO has an opportunity to earn an annual cash bonus, which is designed to motivate achievement at both a company and individual level. Under the terms of their employment agreements, each of our NEOs has a defined annual target bonus of 100% of his or her respective base salary. For our NEOs, 100% of their bonuses depends upon the Company achieving specified goals set at the beginning of the year, such that there is no individual performance component.

Given the nature of our business and our long-term strategy, the Compensation Committee does not believe in a strict formulaic framework for measuring performance against short-term goals to determine compensation for a particular year. Execution of our strategy spans multiple submarkets with different economic drivers over many years. Development projects, which are particularly important to our strategy, take time to identify, acquire, permit, construct, and stabilize. Our focus on long-term performance involves management of liquidity, leverage ratios, interest-rate risk, capital allocation, and debt maturities so we can take advantage of opportunities when they arise while maintaining our operating parameters within appropriate ranges. Consequently, we believe performance must be reviewed not only for the most recent year or on a year-over-year basis, but also with a view toward managing compensation to appropriately incentivize, compensate, and retain our executives. Furthermore, the Compensation Committee recognizes that there should be flexibility within the bonus program to account for unusual and extraordinary events. The Compensation Committee believes it is prudent to undertake a holistic examination of performance under the most extreme and unusual events when determining performance against short-term goals.

The Compensation Committee believes that, generally, a specific set of goals, each weighted according to its importance, should be met to earn threshold, target, and maximum bonus amounts (as a percentage of salary). For 2025, our Compensation Committee implemented threshold, target, and maximum short-term incentive compensation amounts based on achieving specified performance metrics, with the ability to interpolate the precise bonus amounts to the extent achievement levels fall in between any of the stated metrics.

44	2026 PROXY STATEMENT

Additionally, our executives have the option to elect to receive all or a portion of their cash bonuses in the form of LTIP Units. Messrs. Kelly and Xanders participated in this option electing to receive 100% of their 2025 cash bonuses in the form of fully vested LTIP Units. Pursuant to the amended and restated limited partnership agreement of our operating partnership (as amended, the "partnership agreement"), LTIP Units are not redeemable for Common Shares until two years after the grant date.

Our Compensation Committee strives to make compensation decisions that reward management for executing our strategy with the goal of creating long-term value. We do not rely on a strict formulaic framework for measuring performance against short-term goals to determine compensation awards for a particular year but instead aim for a balanced quantitative and qualitative approach, as outlined below, that our Compensation Committee believes is appropriate to support our continued success. We focus on key drivers of value creation such as capital allocation, development activity, leasing, occupancy, and EBITDA, as Adjusted.

The Compensation Committee believes that combining a quantitative and a qualitative assessment against pre-established goals allows it to:

●	evaluate management’s performance annually while taking into account our focus on value creation over the long term;
●	strike the appropriate balance between short-term objectives and long-term strategies; and
●	properly emphasize objective results while also considering subjective factors when assessing management’s performance.

JBG SMITH PROPERTIES	45

2025 Executive Bonus Objectives

The table below summarizes the Company’s 2025 performance against each of the performance objectives established by the Compensation Committee in February 2025, as well as the significance of each performance objective for purposes of determining executive compensation.

FINANCIAL AND STRATEGIC OBJECTIVES (75% IN TOTAL):

#1 EBITDA, as Adjusted (1) (35%)

Threshold	Target	Maximum	2025 Result	Achievement
$173.0M	$180.0M	$185.0M	$189.4M	MAXIMUM

Why is this objective important? EBITDA, as Adjusted, is a non-GAAP financial measure. EBITDA, as Adjusted, is used by management as a supplemental operating performance measure, which we believe helps investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps and caps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets).

Performance: For the year ended December 31, 2025, the Company achieved EBITDA, as Adjusted, of $189.4 million, which exceeded the maximum goal by approximately 2%.

#2 Sell or Recapitalize Assets (20%)

0

Threshold	Target	Maximum	2025 Result	Achievement
$200.0M	$400.0M	$800.0M	$660.3M	TARGET+

Why is this objective important? Recycling capital from asset sales and recapitalizations not only allows us to efficiently access capital to deleverage and create balance sheet capacity for future investment opportunities but also allows us to sell non-core assets with lower expected potential returns and allocate proceeds to other investments, including share repurchases, with higher expected returns.

Performance: Despite the extremely challenging capital markets and generally low level of real estate transaction activity, the Company exceeded its target for selling and recapitalizing assets by approximately $260.0 million.

#3 Execute New Office Leases (15%)

0

Threshold	Target	Maximum	2025 Result	Achievement
205K SF	280K SF	430K SF	327K SF	TARGET+

Why is this objective important? We generate revenue and cash by leasing commercial assets. Our ability to effectively execute new leases at these assets is an important measure of progress toward stabilizing our operating commercial portfolio. When making office leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be received at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, vacancy and expected future demand for the space, the impact of any expansion rights and general economic factors.

Performance: The lasting effects of hybrid work policies combined with federal government reductions in force continued to adversely impact the demand for office leasing leading into 2025. However, during 2025, tour activity in National Landing was healthy and our prospective tenant pipeline continued to grow. Due to increased leasing activity, specifically in the third quarter, as well as the extraordinary efforts of the Company’s leasing team and the amenity-rich environment we have created in National Landing and its proximity to the Pentagon, we exceeded target by approximately 17%.

46	2026 PROXY STATEMENT

#4 Lease up of The Grace, Reva, The Zoe, and Valen in 2025 (5%)

0

Threshold	Target	Maximum	2025 Result	Achievement
425 Units	475 Units	575 Units	413 Units	UNMET

Why is this objective important? Rapidly leasing up our newly delivered multifamily properties and generating the related NOI therefrom is critical to maximizing their value.

Performance: During the year, we increased occupancy at The Grace, Reva, The Zoe, and Valen by 413 units, falling short of our target by approximately 13%. The softness in the broader DC metro area multifamily market in the second half of 2025, largely the result of a tumultuous job market, adversely impacted the pace at which we were able to lease up these four new multifamily towers.

DEVELOPMENT OBJECTIVES (20%): Out of 4 strategic objectives, must meet 2 objectives for Threshold, 3 objectives for Target, and 4 objectives for Maximum payout.

Threshold	Target	Maximum	2025 Result	Achievement
2 Objectives	3 Objectives	4 Objectives	4 Objectives	MAXIMUM

#1 Complete The Zoe and Valen on Schedule and on Budget

Target	2025 Result	Achievement
Complete The Zoe and Valen on schedule and on budget	Completed on schedule and on budget	MET

Why is this objective important? Completing our under-construction assets on time and on budget is imperative to achieving our projected operating performance for those assets.

Performance: These assets were completed on time and on budget in 2025, meeting the target.

#2 Achieve Shovel-Ready Status for 315,000 Square Feet of Estimated Potential Development Density

Target	2025 Result	Achievement
Achieve shovel-ready status for 315,000 square feet of estimated potential development density	Completed in November 2025	MET

Why is this objective important? Maximizing the value of assets in our development pipeline requires that these assets be fully entitled and ready for construction. At such point, these assets are most likely to be monetized through development, sale or ground lease and generate the highest potential return for the Company.

Performance: We met this target in November 2025.

#3 Entitle 1.4M Square Feet of Estimated Potential Development Density

Target	2025 Result	Achievement
Entitle 1.4M square feet of estimated potential development density	2.2M square feet entitled	MET

Why is this objective important? Successfully executing our development plans requires that we receive entitlements on land in our development pipeline, entitling these assets maximizes value and monetization opportunities. This is a critical component of our business strategy.

Performance: The Company entitled an aggregate 2.2M square feet for 2025, meeting the target.

JBG SMITH PROPERTIES	47

#4 Submit Entitlement Applications for 460,000 Square Feet of Estimated Potential Development Density

Target	2025 Result	Achievement
Submit entitlement applications for 460,000 square feet of estimated potential development density	460,000 square feet submitted	MET

Why is this objective important? Successfully executing our development plans requires that we submit assets in our development pipeline for entitlement to monetize the value of that land through development, sale, or ground lease. Completing the application for entitlement and submitting it in a timely manner is a critical component of our business strategy.

Performance: The Company achieved this target.

SUSTAINABILITY OBJECTIVES (5%): Out of 4 sustainability objectives, must meet 2 objectives for Threshold, 3 objectives for Target, and 4 objectives for Maximum payout.

Threshold	Target	Maximum	2025 Result	Achievement
2 Objectives	3 Objectives	4 Objectives	3 Objectives	TARGET

Target	2025 Result	Achievement
#1 Develop asset level climate resilience measures	Completed in September 2025	MET
#2 Conduct first closing of LEO Impact Housing Fund	Completed in Q2 2025	MET
#3 Conduct Stakeholder double materiality assessment	Cancelled	UNMET
#4 Review and recast 2030 performance targets	Completed in November 2025	MET

Why is this objective important? The Company is committed to sustainability and believes it adds value to our business.

Performance: The Company attained three objectives.

(1)	See definition of EBITDA, as Adjusted, on page 41.

Based on the objectives above, the Compensation Committee determined that the NEOs earned a bonus payout of 168% of target for calendar year 2025.

48	2026 PROXY STATEMENT

2025 Bonus Amount and Composition

			Portion of
			Bonus
	Maximum	Bonus	Elected to be
	Bonus	Earned	Taken in
Name	Opportunity	and Awarded	LTIP Units
W. Matthew Kelly	$1,500,000	$1,260,000	100%
M. Moina Banerjee	$1,100,000	$924,000	—
George L. Xanders	$1,000,000	$840,000	100%
Evan Regan-Levine	$800,000	$672,000	—
Steven A. Museles	$800,000	$672,000	—

(1)	Percentages are based on maximum payout.

Equity Incentive Compensation

We provide equity awards pursuant to our 2017 Omnibus Share Plan, as amended (the "Omnibus Plan"), which serves as the long-term incentive element of our target pay mix for our executive compensation. The Omnibus Plan provides for grants of options, share-based awards, partnership unit awards, and performance-based equity awards to trustees, officers, and employees of JBG SMITH and its subsidiaries. In addition, we grant equity awards pursuant to the partnership agreement of our operating partnership, to the extent the awards are based on interests in our operating partnership. The purpose of the equity awards is to attract, retain, and motivate our trustees, officers, and employees by providing them with a proprietary interest in our long-term success or compensation based on the attainment of performance goals.

JBG SMITH PROPERTIES	49

All the components of our 2025 long-term incentive program are set forth below:

LTIP Component	Details
NOI Performance-Based LTIP Units *50% of Annual Equity Awards*	• Three-year performance period • Vest based on achievement of NOI targets set and measured annually by the Compensation Committee
AO LTIP Units Based on Share Price Growth with Relative TSR Modifier *10% of Annual Equity Awards*	• Three-year performance period • Threshold for participation is 110% of grant date price • Vest 50% on the third and fourth anniversaries of the grant date • The percentage of AO LTIP Units that may be earned based on the relative TSR of JBG SMITH compared to its peer companies over the three-year performance period will be increased or decreased by a flat 25% if JBG SMITH's relative TSR is above the 75th percentile or below the 25th percentile, respectively, during the performance period
Time-Based LTIP Units *40% of Annual Equity Awards*	• Vest in four equal annual installments • Require a three-year post vesting hold

2025 Multi-Year Equity Grants

The AO LTIP Units awarded in 2025 include a total shareholder return ("TSR") modifier tied to the Company’s TSR relative to the companies in the Nareit FTSE Equity Office Index with a market capitalization greater than $400 million, (the "Index") pursuant to which the number of AO LTIP Units that will ultimately be earned will be increased by a flat 25% if the Company’s relative TSR is above the 75th percentile and reduced by a flat 25% if the Company’s relative TSR is below the 25th percentile during the three-year performance period. TSR means, for the Company and the peer companies, the total return (expressed as a percentage) that would have been realized by a shareholder who bought one share of common stock of such company at a certain baseline value on the applicable grant date, reinvested each dividend and other distribution declared during the performance period with respect to such share (without deduction for any taxes with respect to such dividends or other distributions), and sold such common shares at a certain common share price on the applicable valuation date (without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale). Appropriate adjustments to TSR are made to take into account all stock dividends, stock splits, reverse stock splits, and certain other events that occur during the performance period.

50	2026 PROXY STATEMENT

For the AO LTIP Units granted on January 2, 2025, once the Compensation Committee determines the number of AO LTIP Units that become earned following the end of the three-year performance period, 50% of any AO LTIP Units that are earned will vest on January 2, 2028 and the remaining 50% will vest on January 2, 2029, subject to continued employment. The percentage of AO LTIP Units that may be earned (assuming the 110% of grant date price participation threshold is achieved) will be modified based on the relative TSR of JBG SMITH compared to the peer companies over the three-year performance period such that the maximum amount that can be earned is 125% of the target amount and the minimum that can be earned is 75% of the target amount. These AO LTIP Units have a five-year term.

On January 2, 2025, each NEO received an award of LTIP Units with time-based vesting requirements (the "Time-Based LTIP Units") under the Omnibus Plan and the partnership agreement. The Time-Based LTIP Units vest in four equal annual installments beginning on January 2, 2026, subject to continued employment, and require a three-year post vesting hold.

On January 2, 2025, each NEO also received LTIP Units with performance-based vesting requirements ("NOI-Based LTIP Units") under the Omnibus Plan and the partnership agreement. The NOI-Based LTIP Units vest at the end of a three-year performance period contingent on our achievement of NOI targets. The NOI targets are set and measured annually by the Compensation Committee, and the NOI-Based LTIP Units earn based on threshold (25%), target (50%), and maximum (100%) performance levels, based on the average of the performance achieved during the three-year performance period. Since the NOI targets for subsequent years were not set at the time of issuance in January 2025, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value. Accordingly, compensation expense for these awards is expected to be recognized beginning in 2027, when all the targets are known and a grant-date fair value is established.

The table below provides information on the 2025 annual equity grants made to each of our NEOs.

	AO LTIP Units		Time-Based LTIP Units		NOI-Based LTIP Units
Name	#(1)	Value(2)	#(3)	Value(4)	#(5)	Value(6)
W. Matthew Kelly	260,223	$700,000	218,238	$2,799,994	453,367	$—
M. Moina Banerjee	58,550	$157,500	49,103	$629,991	102,007	$—
George L. Xanders	59,479	$159,999	49,883	$639,999	103,626	$—
Evan Regan-Levine	27,881	$75,000	23,382	$299,991	48,575	$—
Steven A. Museles	44,423	$119,498	37,256	$477,994	77,396	$—
(1)	Represents the number of AO LTIP Units earned if maximum relative TSR performance under the AO LTIP Unit award is achieved.
(2)

Represents the grant date fair value of the AO LTIP Units granted on January 2, 2025, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)	Represents the number of Time-Based LTIP Units earned if the NEO remains employed through all applicable vesting dates.
(4)

Represents the grant date fair value of the Time-Based LTIP Units granted on January 2, 2025, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(5)	Represents the number of NOI-Based LTIP Units earned if the maximum NOI target is achieved at the end of the three-year performance period.
(6)	Since the NOI targets for subsequent years in the three-year performance period were not set at the time of issuance, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value.

Results of 2023 AO LTIP Units

On January 3, 2023, each NEO, except Evan Regan-Levine, received an award of AO LTIP Units ("2023 AO LTIP Units"). The 2023 AO LTIP Units were granted at the maximum amount available to be earned, or 125% of the target amount, and included a performance-based modifier related to the relative TSR of JBG SMITH compared to our peer companies, as described above. Based on the Company’s relative TSR compared to our peer companies for the three years ended January 3, 2026, the target amount of 2023 AO LTIP Units, or 80% of the AO LTIP Units initially awarded were earned. The unearned 2023 AO LTIPS Units were forfeited.

Actual
	Threshold	Target	Maximum	Performance
Relative TSR	25th percentile	25th - 75th percentile	Above 75th percentile	36th percentile

JBG SMITH PROPERTIES	51

The total 2025 compensation received by each of our NEOs is as follows:

			Annual
	Base		Share	All Other	Total
Name and Principal Position(1)	Salary	Bonus	Awards(2)	Compensation	Compensation
W. Matthew Kelly	$750,000	$1,260,000	$3,499,994	$11,867	$5,521,861
Chief Executive Officer
M. Moina Banerjee	$550,000	$924,000	$787,491	$11,867	$2,273,358
Chief Financial Officer(3)
George L. Xanders	$500,000	$840,000	$799,998	$11,867	$2,151,865
Chief Investment Officer(3)
Evan Regan-Levine	$400,000	$672,000	$374,991	$11,855	$1,458,846
Chief Strategy Officer
Steven A. Museles	$400,000	$672,000	$597,492	$11,864	$1,681,356
Chief Legal Officer
(1)

The foregoing table supplements and omits certain items required by SEC rules to be reported in the Summary Compensation Table ("SCT") presented in the "Compensation of Executive Officers" Section in this proxy statement and is not a substitute for the amounts reported in the SCT.

(2)

Amounts reflect the aggregate grant date fair value of (i) Time-Based LTIP Units granted in January 2025 and (ii) AO LTIP Units granted in January 2025, each calculated in accordance with FASB ASC Topic 718. Excludes NOI-Based LTIP Units issued in 2025. Since NOI targets for subsequent years in the three-year performance period were not set at the time of issuance, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value. See 2025 annual equity grants table on previous page for detail of NOI-Based LTIPs issued to each of our NEOs. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3) In addition to their other titles, Ms. Banerjee and Mr. Xanders were appointed Co-Presidents of the Company in February 2026.

The graphic below summarizes the status and payout percentages of the market-related performance-based awards granted since 2017, including those for which the performance period is in progress and those for which an award will be earned upon achievement of positive TSR (in which case payout percentages are based on the tracking status of the award as of December 31, 2025). As shown, Company executives have earned below 50% of maximum payout in the majority of the performance periods completed since inception, indicating that executive incentive pay is strongly impacted by Company performance and aligned with shareholder interests in that regard.

52	2026 PROXY STATEMENT

(1)	Status and percentage payout of in-flight awards assumes award measurement period ended on December 31, 2025.
(2)	Percentage earned contingent upon achievement of positive TSR not later than January 30, 2030.
(3)	As of December 31, 2025, the awards granted in 2023 and 2024 were tracking to earn 80% of their maximum payout based on their relative performance. The awards granted in 2022 earned 80% of their maximum payout based on their relative performance, but the share price was below the threshold share price. Subsequent to December 31, 2025, the performance period for the awards granted in 2023 ended, and 80% of the award was earned, but the share price was below the threshold share price.
(4)	Excludes 2025 NOI-Based LTIP Units. Since NOI targets for subsequent years in the three-year performance period were not set at the time of issuance, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value.

Below we have shown the grant date fair value of all CEO equity awards issued in the period from 2020-2025 versus the value actually realized on the date of vesting (or being tracked to realize for those awards that are still outstanding). Over this period, the actual realized pay value for our CEO, whose base salary has not increased since the Company's formation in 2017, is approximately 56% of the awards’ value at grant date and reported in the table below. We believe this realized pay value is indicative of our CEO’s alignment with our shareholders and illustrative of the importance of focusing upon actual pay realized rather than the grant date values reported in the SCT. For purposes of calculating the value of the LTIP Units in lieu of cash bonuses received by our CEO in the realized pay graph below, we have used the closing price of our Common Shares on the grant date.

JBG SMITH PROPERTIES	53

(1)	Excludes NOI-Based LTIP Units issued in January 2025 since these awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value. In addition, excludes Performance-Based LTIP Units awarded in January 2020 from realized pay as the awards partially earned at 16.4% but are contingent upon the achievement of a positive TSR.

We believe our large development pipeline and placemaking strategy using multifamily, office, and retail assets as well as our extensive capital recycling program distinguish our business from the other REITs in our peer set. This long-term, complex strategy has produced several game-changing accomplishments, including the 2018 selection of National Landing as Amazon’s headquarters and the delivery of the first phase thereof, Metropolitan Park, in 2023, the delivery of multifamily properties - The Grace and Reva in 2024, and The Zoe and Valen in 2025, and significant other placemaking achievements in National Landing. However, as the graphics above indicate, the long-term effort to cultivate and capitalize upon these opportunities, often expected to span five or more years, is not reflected in the value of most of our long-term incentive awards, the performance periods of which are set at the three-year period which is the standard in our peer set.

54	2026 PROXY STATEMENT

As the graphic above indicates, Mr. Kelly’s base salary and, as a result, his target bonus have been unchanged since the Company's formation in 2017, and Mr. Kelly has elected to receive 100% of his bonus in equity for eight consecutive years. From 2018 through 2025, Mr. Kelly’s aggregate compensation mix is 8.6% cash and 91.4% equity.

Revised Structure of 2026 Annual Equity Awards

The Company’s ongoing strategy of recycling capital to ultimately increase its net asset value ("NAV") per share has resulted in the repurchase of approximately 62% of the Company’s common shares outstanding at the end of 2019, and similarly a reduction in the Company’s asset portfolio to generate the cash required to repurchase shares. Assuming the continuation of this strategy, the Company will continue to contract in size and, accordingly, will need to adjust its G&A expense load in the future. The Compensation Committee recognizes the need to retain key talent during this strategic transformation to a smaller company and to incentivize this talent to successfully execute this strategy.

Given that the goal of this strategy is to increase NAV per share and to have that increase reflected in the Company’s share price, the Compensation Committee added an additional component to the long-term incentive compensation structure of its NEOs to ensure that the program fully aligns with the Company’s strategy. This new component is directly tied to increasing the Company’s share price to $28 per share and is earned in 20% increments to the extent the Company’s shares trade for at least 60 consecutive days at $20, $22, $24, $26, and $28 per share during a five-year performance period commencing on the first anniversary of the grant date. If the Company achieves the highest share price threshold ($28), it would create approximately $820.0 million of shareholder value (based on shares outstanding and share price on the grant date).

Long-Term Incentive Alignment Program

As is customary in the real estate industry, in connection with certain joint venture investments, the Company is and may in the future be entitled to an incentive payment (a "Promote") when returns from the investment exceed an applicable hurdle. If a hurdle is met, the Company is entitled to receive a Promote, typically a specific percentage of returns in excess of the hurdle.

As an additional incentive compensation tool, the Company has authorized employees of the Company, including our NEOs, to receive directly a portion of the Promote that the Company might be entitled to receive, on an investment-by-investment basis. The Compensation Committee approves the general terms of any arrangement in which employees may receive a portion of a Promote, and the specific portion of a Promote to which an executive officer may be entitled.

The Compensation Committee believes that allocating a portion of Promotes to our employees, including our executive officers, as a component of their overall compensation program is an important means of compensating and motivating such employees and necessary to attract and retain top talent. In addition, since the Company also receives a portion of the Promotes, we believe that using Promotes as a component of compensation further aligns the interests of our employees and our shareholders.

JBG SMITH PROPERTIES	55

The timing and amount of payment of any Promote is unpredictable. We anticipate that such payments will be a highly variable element of executive compensation. While these Promotes may never be realized, if they are realized, the payments to employees, including our NEOs, may be meaningful.

Other Benefits and Policies

Retirement Savings Opportunities. Our NEOs are eligible to participate in a defined contribution retirement savings plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986 (the "Code") that is available to all our employees. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.

Perquisites and Supplemental Benefits. In addition to allowing participation in our 401(k) plan described above, we offer our executives participation in health and other insurance policies that are available to all our employees. Consistent with our culture of fairness and transparency, we believe that our executives generally should not be entitled to perquisites and supplemental benefits that are not available to all employees of the Company.

Clawback Policy. In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, the Board has adopted an updated incentive compensation recovery policy that provides for the recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Employment Agreements

We have entered into employment agreements with each of our NEOs. These agreements protect our executives by providing:

●	certain severance benefits in the event of termination without "cause" or resignation for "good reason" (each as defined in the agreements); and
●	enhanced severance benefits in the event of termination without "cause" or resignation for "good reason" following a change of control of our Company.

In addition, these agreements protect the Company from certain business risks such as threats from competitors, loss of confidentiality, disparagement, and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross ups. The employment agreements, as most recently amended and restated, are described in more detail below under "Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan- Based Awards Table" section below.

Tax and Accounting Considerations

Code Section 162(m). Generally, Section 162(m) of the Code ("Section 162(m)") disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, its chief financial officer and each of its three other most highly compensated executive officers. We, like many umbrella partnership REITs, have taken the position in the past that Section 162(m) does not apply to payments to our employees from an "operating partnership," based on private letter rulings issued by the Internal Revenue Service ("IRS") to several umbrella partnership REITs. On December 18, 2020, the IRS released final regulations under Section 162(m). The final regulations provide that compensation subject to Section 162(m) now includes compensation paid to a covered employee by an operating partnership after December 18, 2020, to the extent the publicly held corporation is allocated a distributive share of the operating partnership’s deduction for that compensation. To the extent that compensation paid by an operating partnership is paid pursuant to a written binding contract that is in effect on December 20, 2019, and that is not materially modified after that date, then it would not be subject to Section 162(m). At this time, the Company does not anticipate that these final regulations under Section 162(m) will have a material impact on the Company.

Code Section 409A. Section 409A of the Code ("Section 409A") requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

56	2026 PROXY STATEMENT

Accounting for Share-Based Compensation. We follow FASB ASC Topic 718, for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share- based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted shares, restricted share units, and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

JBG SMITH PROPERTIES	57

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee

ALAN S. FORMAN (Chair)

ALISA M. MALL

D. ELLEN SHUMAN

58	2026 PROXY STATEMENT

Compensation of Executive Officers

The following tables set forth certain compensation information for each of our NEOs for the past three years. Our NEOs are: W. Matthew Kelly, M. Moina Banerjee, George L. Xanders, Evan Regan-Levine, and Steven A. Museles.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded, or paid to our NEOs in the fiscal years ended December 31, 2025, 2024, and 2023.

				Share	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Total
W. Matthew Kelly	2025	$750,000	$1,260,000	$3,499,994	$11,867	$5,521,861
Chief Executive Officer	2024	$750,000	$922,500	$7,495,575	$11,717	$9,179,792
	2023	$750,000	$1,125,000	$5,999,983	$9,900	$7,884,883
M. Moina Banerjee	2025	$550,000	$924,000	$787,491	$11,867	$2,273,358
Chief Financial Officer(4)	2024	$550,000	$676,500	$1,690,872	$11,717	$2,929,089
	2023	$550,000	$825,000	$1,249,985	$9,900	$2,634,885
George L. Xanders	2025	$500,000	$840,000	$799,998	$11,867	$2,151,865
Chief Investment Officer(4)	2024	$500,000	$615,000	$1,751,746	$11,717	$2,878,463
	2023	$475,000	$712,500	$1,149,989	$9,900	$2,347,389
Evan Regan-Levine	2025	$400,000	$672,000	$374,991	$11,855	$1,458,846
Chief Strategy Officer	2024	$350,000	$640,500	$549,996	$11,705	$1,552,201
	2023	$300,000	$450,000	$499,989	$9,900	$1,259,889
Steven A. Museles	2025	$400,000	$672,000	$597,492	$11,864	$1,681,356
Chief Legal Officer	2024	$400,000	$492,000	$1,307,816	$11,714	$2,211,530
	2023	$400,000	$600,000	$944,983	$9,900	$1,954,883

(1)	Amounts reflect cash bonuses for services rendered. For a discussion of how the 2025 bonuses were determined, see "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus" above. Mr. Kelly and Mr. Xanders elected to receive the entirety of their 2025 bonus in the form of LTIP Units. The following LTIP Units were awarded on January 2, 2026 for services rendered in 2025: Mr. Kelly — 91,569 LTIP Units and Mr. Xanders — 61,046 LTIP Units.
(2)	The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. Amounts for 2025 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2025 and (2) AO LTIP Units granted in January 2025. Excludes NOI-Based LTIP Units. Since NOI targets for subsequent years in the three-year performance period were not set at the time of issuance, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value. All amounts shown reflect the aggregate grant date fair value of the awards, each as calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For further detail and discussion of each of these awards, see "— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table" below.
(3)	Amounts for 2025 consist of the value of our 401(k) plan match of $10,500 each and life insurance premiums.
(4)	In addition to their other titles, Ms. Banerjee and Mr. Xanders were appointed Co-Presidents of the Company in February 2026.

JBG SMITH PROPERTIES	59

Grants of Plan-Based Awards in 2025

The following table sets forth information concerning the grants of plan-based awards made to each of our NEOs for the fiscal year ended December 31, 2025.

			Estimated Future Payouts Under			All Other
			Equity Incentive Plan Awards			Stock		Grant Date
			Threshold	Target	Maximum	Awards:		Fair Value
	Grant		Units	Units	Units	Number of		of Awards
Name	Date (1)		(#)	(#)	(#)	Units (#)		($)(2)
W. Matthew Kelly	1/2/2025		—	—	—	218,238	(5)	2,799,994
	1/2/2025	(3)	156,133	208,178	260,223	—		700,000
	1/2/2025		—	—	—	72,239	(6)	922,492
	1/2/2025	(4)	113,341	226,683	453,367	—		—
M. Moina Banerjee	1/2/2025		—	—	—	49,103	(5)	629,991
	1/2/2025	(3)	35,130	46,840	58,550	—		157,500
	1/2/2025	(4)	25,501	51,003	102,007	—		—
George L. Xanders	1/2/2025		—	—	—	49,883	(5)	639,999
	1/2/2025	(3)	35,687	47,583	59,479	—		159,999
	1/2/2025		—	—	—	24,079	(6)	307,489
	1/2/2025	(4)	25,906	51,813	103,626	—		—
Evan Regan-Levine	1/2/2025		—	—	—	23,382	(5)	299,991
	1/2/2025	(3)	16,728	22,304	27,881	—		75,000
	1/2/2025	(4)	12,143	24,287	48,575	—		—
Steven A. Museles	1/2/2025		—	—	—	37,256	(5)	477,994
	1/2/2025	(3)	26,653	35,538	44,423	—		119,498
	1/2/2025	(4)	19,349	38,698	77,396	—		—

(1)	The grants of plan-based awards were approved on December 1, 2024.
(2)	The amounts presented in this column, with exception of the NOI-Based LTIP Units (see footnote 4), represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the NEOs in 2025 based on the maximum number of units that may be earned. The assumptions used to calculate these amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)	The AO LTIP Units are structured in the form of profits interests that provide for a share of appreciation determined by the increase in the value of a Common Share at the time of conversion over the participation threshold of $16.98. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned relative to target may be increased or reduced by a flat 25% based on the Company’s TSR compared to its Nareit FTSE Equity Office Index peers with a market capitalization at the beginning of the calculation period greater than $400 million. The AO LTIP Units have a three-year performance period with 50% of the AO LTIP Units that are earned vesting at the end of the three-year performance period and the remaining 50% vesting on the fourth anniversary of the grant date, subject to continued employment. The AO LTIP Units have a five-year term from the grant date.
(4)	Represents the number of NOI-Based LTIP Units issued in January 2025, which vest at the end of a three-year performance period contingent on our achievement of NOI targets. The NOI targets are set and measured annually by the Compensation Committee, and the NOI-Based LTIP Units earn based on threshold (25%), target (50%), and maximum (100%) performance levels, based on the average of the performance achieved during the three-year performance period. Since the NOI targets for subsequent years were not set at the time of issuance in January 2025, the awards are not considered granted for accounting purposes and, therefore, do not have a grant-date fair value. Accordingly, compensation expense for these awards is expected to be recognized beginning in 2027, when all the targets are known and a grant-date fair value is established.
(5)	Represents the number of Time-Based LTIP Units awarded in January 2025, which vest in four equal annual installments beginning on January 2, 2026, subject to continued employment through the applicable vesting date.
(6)	Represents the number of LTIP Units awarded in lieu of cash bonus in January 2025, for performance in 2024, which were fully vested as of the grant date.

60	2026 PROXY STATEMENT

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

NEO Employment Agreements

On February 18, 2021, we entered into amended and restated employment agreements with Messrs. Kelly, Xanders and Museles, and Ms. Banerjee, which were amended with respect to Messrs. Xanders and Museles, and Ms. Banerjee on February 14, 2024. On February 14, 2024, we entered into an employment agreement with Mr. Regan-Levine. The material terms of the employment agreements are described below.

Term

The term of each employment agreement automatically renews for a one-year period upon expiration of the then-current term, unless 180 days’ prior written notice of non-renewal is provided by either party or the executive officer is earlier terminated or resigns. Neither the Company nor any executive officer has provided a notice of non- renewal.

Base Salary, Target Bonus, and Benefits

The employment agreements provide for annual base salaries for each of the foregoing executive officers, as set forth in the "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Base Salary." Each executive officer’s employment agreement provides that their base salary is subject to review at least annually for possible increase, but not decrease. The employment agreements also establish annual cash bonus targets for each executive officer, expressed as a percentage of annual base salary, as set forth in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus." In addition, the employment agreements provide that each executive officer will be entitled to participate in benefit plans and programs as are made available to our senior level executives or to our employees generally.

Severance

Under each employment agreement, if the executive is terminated without "cause" or resigns for "good reason" (each as defined in his or her employment agreement), they will be entitled to certain severance benefits, including enhanced benefits upon a qualifying termination that occurs in connection with a change in control, as described in detail below under "— Potential Payments Upon Termination or Change in Control."

Net-Better Cutback

If any payments to any executive officer would constitute "parachute payments" within the meaning of Section 280G of the Code, and would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced to the amount that would not cause the NEO to be subject to the excise tax if such a reduction would put the executive officer in a better after-tax position than if the executive officer were to pay the excise tax.

Restrictive Covenants

Each executive officer is subject to a perpetual non-disclosure covenant, a non-competition covenant through the first anniversary of the date the executive officer’s employment terminates for any reason, and a non-solicitation of employees and consultants covenant through the second anniversary of the date the executive officer’s employment terminates for any reason.

LTIP Units

Pursuant to the partnership agreement, the partnership may issue compensatory partnership interests in the form of LTIP Units, which, in general, are a special class of limited partnership units of our operating partnership that are structured in a manner intended to qualify as "profits interests" for federal income tax purposes. LTIP Units may be subject to vesting requirements as determined prior to grant. The Company currently awards two types of LTIP Units to its employees. Time-Based LTIP Units, which generally vest over time subject to continued employment, and Performance-Based LTIP Units, which are discussed in additional detail below.

Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding common limited partnership units ("OP Units") beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued

JBG SMITH PROPERTIES	61

(the "Distribution Participation Date"). Net income and net loss are allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement. If LTIP Units are held for more than three years from the grant date before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition may qualify to be taxed as long-term capital gain.

The partnership maintains a capital account balance for each LTIP Unit as of the grant date, and a corresponding "Book-Up Target," which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution, and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for Common Shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit until the Book-Up Target has been reached.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right beginning on the second anniversary of the date of the grant of the LTIP Units.

Performance-Based LTIP Units

Under the Company’s Omnibus Plan, participants may earn awards in the form of Performance-Based LTIP Units based on the achievement of certain financial goals and/or performance hurdles, which may include share price, absolute TSR and TSR relative to our peer group over a specified measurement period, NOI, or other performance metrics.

The employment conditions, the length of the period for vesting, and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period.

Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as "profits interests" for federal income tax purposes. Assuming the Performance-Based LTIP Units are treated as profits interests, under current law, compensation income should not be recognized by the recipient upon grant or vesting, and, correspondingly, we will not be entitled to deduct any compensation expense upon grant or vesting. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date. If Performance-Based LTIP Units are held for more than three years from the grant date before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition may qualify to be taxed as long-term capital gain.

AO LTIP Units

AO LTIP Units are a class of partnership interests in the partnership and are intended to qualify as "profits interests" for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award. From 2022 through 2024, the Company granted all its annual performance-based equity awards to executive officers in the form of AO LTIP Units instead of Performance-Based LTIP Units. AO LTIP Units comprise 10% of the total equity awards issued to executive officers in 2025.

"Formation Units" are a type of AO LTIP Unit that were generally granted to certain individuals in connection with our formation in 2017 under the partnership agreement and the Omnibus Plan. The Formation Units were subject to vesting over a five-year period following the formation and fully vested in 2022.

The value of vested AO LTIP Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units, determined on the basis of how much the value of a Common Share has increased since the award date. The conversion ratio between AO LTIP Units and OP Units, which starts out at zero, is the quotient of (i) the excess of the value of a Common Share on the conversion date above the per share value at the time the AO LTIP Unit was granted over (ii) the value of a Common Share as of the date of conversion. This conversion ratio is similar to a "cashless exercise" of stock options, whereby the holder receives a number of Common Shares equal in value to the difference between the full value of the total number of Common Shares for which the option is

62	2026 PROXY STATEMENT

being exercised and the total exercise price. Like options, AO LTIP Units have a finite term (10 years, or five years for grants made in 2025 or later) over which their value may increase and during which they may be converted into LTIP Units (and in turn, OP Units).

Because the AO LTIP Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of AO LTIP Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of AO LTIP Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their AO LTIP Units from other sources. However, upon conversion of AO LTIP Units to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the AO LTIP Units through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of AO LTIP Units to vested LTIP Units, the holder generally is entitled to receive allocations of net income and net loss such that the ratio of (i) the total amount of net income or net loss with respect to each AO LTIP in such taxable year to (ii) the total amount distributed to that AO LTIP with respect to such period is equal (as nearly as practicable) to the ratio of (i) to (ii) with respect to the general partner’s OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming the partnership makes distributions equal to or greater than its taxable income, holders of AO LTIP Units should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.

Any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition of any AO LTIP Units held for more than three years from the grant date of the AO LTIP Units before being transferred, may qualify to be taxed as long-term capital gain.

JBG SMITH PROPERTIES	63

Outstanding Equity Awards at Fiscal Year-End December 31, 2025

The following table sets forth the outstanding equity awards for each NEO as of December 31, 2025.

														Equity
														Incentive
												Equity		Plan Awards:
												Incentive		Market
												Plan Awards:		or Payout
					Securities						Market	Number of		Value of
			Securities		Underlying						Value of	Unearned		Unearned
			Underlying		Options				Common		Common	Common Shares,		Common Shares,
			Options		Not				Shares or		Shares or	Units or Other		Units or Other
			Exercisable/		Exercisable/			Option	Units That		Units that	Rights that		Rights that
			Units		Units Not		Option	Exercise	Have Not		Have Not	Have Not		Have Not
		Grant	Convertible		Convertible		Expiration	Price	Vested		Vested (1)	Vested		Vested (1)
Name	Award Type	Date	(#)		(#)		Date	($)	(#)		($)	(#)		($)
W. Matthew Kelly	Formation Unit	7/18/2017	199,460	(14)			7/18/2027	37.10
	Performance-Based LTIP Unit	1/31/2020										26,352	(7)	448,248
	Time-Based LTIP Unit	7/29/2021							128,000	(2)	2,177,280
	Performance-Based LTIP Unit	7/29/2021										31,500	(8)	535,815
	Time-Based LTIP Unit	1/3/2022							27,412	(3)	466,278
	AO LTIP Unit	1/3/2022	270,270	(15)	270,270	(10)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023							84,696	(4)	1,440,679
	AO LTIP Unit	1/3/2023			643,431	(11)	1/3/2033	20.83
	Time-Based LTIP Unit	1/2/2024							163,347	(5)	2,778,532
	AO LTIP Unit	1/2/2024			923,482	(12)	1/2/2034	18.93
	Time-Based LTIP Unit	1/2/2025							218,238	(6)	3,712,228
	AO LTIP Unit	1/2/2025			260,223	(13)	1/2/2030	16.98
	NOI-Based LTIP Unit	1/2/2025										113,341	(9)	1,927,930
M. Moina Banerjee	Formation Unit	7/18/2017	70,174	(14)			7/18/2027	37.10
	Performance-Based LTIP Unit	1/31/2020										3,952	(7)	67,224
	Time-Based LTIP Unit	7/29/2021							43,000	(2)	731,430
	Performance-Based LTIP Unit	7/29/2021										10,500	(8)	178,605
	Time-Based LTIP Unit	1/3/2022							5,025	(3)	85,475
	AO LTIP Unit	1/3/2022	49,550	(15)	49,549	(10)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023							17,644	(4)	300,124
	AO LTIP Unit	1/3/2023			134,048	(11)	1/3/2033	20.83
	Time-Based LTIP Unit	1/2/2024							36,753	(5)	625,169
	AO LTIP Unit	1/2/2024			207,783	(12)	1/2/2034	18.93
	Time-Based LTIP Unit	1/2/2025							49,103	(6)	835,242
	AO LTIP Unit	1/2/2025			58,550	(13)	1/2/2030	16.98
	NOI-Based LTIP Unit	1/2/2025										25,501	(9)	433,772
George L. Xanders	Formation Unit	7/18/2017	62,668	(14)			7/18/2027	37.10
	Performance-Based LTIP Unit	1/31/2020										3,271	(7)	55,640
	Time-Based LTIP Unit	7/29/2021							43,000	(2)	731,430
	Performance-Based LTIP Unit	7/29/2021										10,500	(8)	178,605
	Time-Based LTIP Unit	1/3/2022							4,568	(3)	77,702
	AO LTIP Unit	1/3/2022	45,045	(15)	45,045	(10)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023							16,232	(4)	276,106
	AO LTIP Unit	1/3/2023			123,324	(11)	1/3/2033	20.83
	Time-Based LTIP Unit	1/2/2024							37,335	(5)	635,068
	AO LTIP Unit	1/2/2024			211,081	(12)	1/2/2034	18.93
	Time-Based LTIP Unit	1/2/2025							49,883	(6)	848,510
	AO LTIP Unit	1/2/2025			59,479	(13)	1/2/2030	16.98
	NOI-Based LTIP Unit	1/2/2025										25,906	(9)	440,661

64	2026 PROXY STATEMENT

														Equity
														Incentive
												Equity		Plan Awards:
												Incentive		Market
												Plan Awards:		or Payout
					Securities						Market	Number of		Value of
			Securities		Underlying						Value of	Unearned		Unearned
			Underlying		Options				Common		Common	Common Shares,		Common Shares,
			Options		Not				Shares or		Shares or	Units or Other		Units or Other
			Exercisable/		Exercisable/			Option	Units That		Units that	Rights that		Rights that
			Units		Units Not		Option	Exercise	Have Not		Have Not	Have Not		Have Not
		Grant	Convertible		Convertible		Expiration	Price	Vested		Vested (1)	Vested		Vested (1)
Name	Award Type	Date	(#)		(#)		Date	($)	(#)		($)	(#)		($)
Evan Regan-Levine	Formation Unit	7/18/2017	45,822	(14)			7/18/2027	37.10
	Performance-Based LTIP Unit	1/31/2020										1,316	(7)	22,385
	Time-Based LTIP Unit	7/29/2021							15,790	(2)	268,588
	Performance-Based LTIP Unit	7/29/2021										3,798	(8)	64,604
	Time-Based LTIP Unit	1/3/2022							3,198	(3)	54,398
	Time-Based LTIP Unit	1/3/2023							14,116	(4)	240,113
	Time-Based LTIP Unit	1/2/2024							25,668	(5)	436,613
	Time-Based LTIP Unit	1/2/2025							23,382	(6)	397,728
	AO LTIP Unit	1/2/2025			27,881	(13)	1/2/2030	16.98
	NOI-Based LTIP Unit	1/2/2025										12,143	(9)	206,552
Steven A. Museles	Formation Unit	7/18/2017	20,215	(14)			7/18/2027	37.10
	Formation Unit	8/2/2018	10,242	(14)			8/2/2028	37.10
	Performance-Based LTIP Unit	1/31/2020										4,150	(7)	70,592
	Time-Based LTIP Unit	7/29/2021							43,000	(2)	731,430
	Performance-Based LTIP Unit	7/29/2021										10,500	(8)	178,605
	Time-Based LTIP Unit	1/3/2022							4,317	(3)	73,432
	AO LTIP Unit	1/3/2022	42,567	(15)	42,567	(10)	1/3/2032	32.30
	Time-Based LTIP Unit	1/3/2023							13,338	(4)	226,879
	AO LTIP Unit	1/3/2023			101,340	(11)	1/3/2033	20.83
	Time-Based LTIP Unit	1/2/2024							27,885	(5)	474,324
	AO LTIP Unit	1/2/2024			157,651	(12)	1/2/2034	18.93
	Time-Based LTIP Unit	1/2/2025							37,256	(6)	633,725
	AO LTIP Unit	1/2/2025			44,423	(13)	1/2/2030	16.98
	NOI-Based LTIP Unit	1/2/2025										19,349	(9)	329,126

(1)	The values under this column are calculated based on the closing price of our Common Shares of $17.01 as of December 31, 2025.
(2)	Represents the unvested portion of Time-Based LTIP Units awarded on July 29, 2021, which vest 50% on the fifth anniversary of grant and 25% on each of the sixth and seventh anniversaries of grant.
(3)	Represents the number of Time-Based LTIP Units awarded on January 3, 2022, which vest 25% on each of the first four anniversaries of January 3, 2022.
(4)	Represents the number of Time-Based LTIP Units awarded on January 3, 2023, which vest 25% on each of the first four anniversaries of January 3, 2023.
(5)	Represents the number of Time-Based LTIP Units awarded on January 2, 2024, which vest 25% on each of the first four anniversaries of January 2, 2024.
(6)	Represents the number of Time-Based LTIP Units awarded on January 2, 2025, which vest 25% on each of the first four anniversaries of January 2, 2025 and require a three-year post vesting hold.
(7)	Represents the unvested and not forfeited portion of the Performance-Based LTIP Units awarded on January 31, 2020, which were earned at 16.4% at the end of the three-year performance period. Given that our TSR was negative for the three-year performance period, 50% of the units that otherwise would have earned based on relative TSR were automatically forfeited at the end of the performance period, and only 50% of the Performance-Based LTIP Units that otherwise would have earned based on relative TSR may be earned if our TSR becomes positive within seven years following the end of the three-year performance period.
(8)	Represents the number of Performance-Based LTIP Units awarded on July 29, 2021, which may be incrementally earned based upon the Company’s achievement of four share price targets within a seven-year performance period. 17.5%, 22.5%, 27.5%, and 32.5% of the award is earned on each date prior to the seventh anniversary of the grant date on which the Company achieves average closing share price targets of $35.00, $40.00, $45.00, and $50.00, respectively, for a consecutive 20-trading day period. Any Performance-Based LTIP Units earned will vest 50% on the fifth anniversary of grant and up to an additional 25% on each of the sixth and seventh anniversaries of grant. As our share price as of December 31, 2025 had not met the minimum closing share price target of $35.00, the amount shown represents the number of Performance- Based LTIP Units assuming the achievement of such minimum closing share price target.
(9)	Represents the threshold number of NOI-Based LTIP Units issued on January 2, 2025, which vest at the end of a three-year performance period contingent on our achievement of NOI targets. The NOI targets are set and measured annually by the Compensation Committee, and the NOI-Based LTIP Units earn based on threshold (25%), target (50%), and maximum (100%) performance levels, based on the average of the performance achieved during the three-year performance period.

JBG SMITH PROPERTIES	65

(10)	Represents the actual number of AO LTIP Units earned for the AO LTIP Units awarded on January 3, 2022 that are unvested as of December 31, 2025. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($32.30), of which 50% vested on the third anniversary and 50% will vest on the fourth anniversary of the grant date, and have a term of 10 years. The performance period for these awards ended on January 3, 2025 and the awards earned at 80% of their maximum payout.
(11)	Represents the actual number of AO LTIP Units earned for the AO LTIP Units awarded on January 3, 2023. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($20.83), vest 50% on the third and fourth anniversaries of the grant date, and have a term of 10 years. The performance period for these awards ended on January 3, 2026 and the awards earned at 80% of their maximum payout but the AO LTIP Units were unvested as of December 31, 2025.
(12)	Represents the maximum number of AO LTIP Units awarded on January 2, 2024. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($18.93), vest 50% on the third and fourth anniversaries of the grant date, and have a term of 10 years. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned may be increased or reduced by 25% from target. As of December 31, 2025, these AO LTIP units would have achieved at the target level.
(13)	Represents the maximum number of AO LTIP Units awarded on January 2, 2025. The AO LTIP Units were issued with a participation threshold of 110% of the grant date price ($16.98), vest 50% on the third and fourth anniversaries of the grant date, and have a term of five years. The AO LTIP Units are subject to a TSR modifier whereby the number of AO LTIP Units that will ultimately be earned may be increased or reduced by a flat 25% from target. As of December 31, 2025, these AO LTIP units would have achieved at the maximum level.
(14)	Represents the number of AO LTIP equity-based awards designated as "Formation Units," under the partnership agreement and the Omnibus Plan awarded in 2017 and 2018, which are fully vested.
(15)	Represents the number of AO LTIP Units granted on January 3, 2022, which vested on the third anniversary of the grant date. These units are not exercisable until the Book-Up Target has been reached.

2025 Option Exercises and Common Shares Vested

The following table sets forth information regarding the option exercises and share vesting during the fiscal year ending December 31, 2025. The Company has no outstanding options. There were no option exercises in 2025, and the amount shown under "LTIP Awards" represents the vesting of Time-Based and Performance-Based LTIP Units. The value on vesting is calculated by multiplying the number of LTIP Units vested on each date by the market value of our Common Shares on such date, which is assumed to be the per share closing price on the NYSE on the applicable vesting date.

	Option Awards		LTIP Awards
	Number of		Number of
	Common Shares	Value Realized	Common Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
W. Matthew Kelly	—	—	222,125	3,437,981
M. Moina Banerjee	—	—	30,056	465,726
George L. Xanders	—	—	52,847	817,480
Evan Regan-Levine	—	—	20,096	311,513
Steven A. Museles	—	—	24,325	376,896

Employee Retirement Plan

We do not provide a retirement plan other than a 401(k) plan.

Deferred Compensation

We do not provide any deferred compensation programs.

Potential Payments upon Termination or Change in Control

The following summarizes the payments that we may be required to make to our NEOs in connection with a termination of employment or change in control.

66	2026 PROXY STATEMENT

Employment Agreements

As described above, the Company previously entered into employment agreements with each of its NEOs. The following discussion summarizes the payments we may be required to make under the employment agreements upon the following termination events: (i) termination by us without "cause" or by the NEO for "good reason" other than a termination within two years following a "change in control" of the Company; (ii) termination by us without "cause" or by the NEO for "good reason" within two years following a "change in control" of the Company; and (iii) death or disability of the NEO. The potential payments to the NEOs will vary depending on which one of these termination events occurs.

Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination pursuant to their employment agreement with the Company: (i) payment of any unpaid portion of the NEO’s base salary through the effective date of termination; (ii) payment of any accrued but unused vacation pay through the effective date of termination, to the extent provided by the Company’s vacation policy; (iii) reimbursement for any outstanding reasonable business expenses; and (iv) payment of any compensation or benefits as may be required by any Company employee benefit plans or programs.

Termination by us for "Cause" or by the NEO without "Good Reason"

If we terminate any NEO’s employment agreement for "cause" or the NEO terminates his or her employment agreement without "good reason," the executive will only receive the benefits described in the paragraph immediately above, regardless of the reason for the termination of employment.

Termination by us without "Cause" or by the NEO for "Good Reason," outside of a Change in Control

If we terminate any NEO without "cause" or a NEO terminates his or her employment for "good reason," in either case other than following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the NEO will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to one times the sum of the NEO’s base salary and target bonus, (ii) a pro rata bonus for the year of termination, determined based on actual performance, (iii) health care continuation for 18 months, (iv) certain equity vesting benefits as described in the following sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, any LTIP Units or other equity awards without performance conditions will vest, and for any Performance-Based LTIP Units and other performance-based awards, a pro rata portion of the awards scheduled to vest on the next vesting date will vest (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, that if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern.

Termination by us without "Cause" or by the NEO for "Good Reason," following a Change in Control

If we terminate any NEO without "cause" or the NEO terminates his or her employment for "good reason," in either case following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the NEO will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to three times the sum of such NEO’s base salary and target bonus, (ii) a pro rata amount of his or her target annual bonus for the year of termination, (iii) health care continuation for two years, (iv) certain equity vesting benefits as described in the next sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, all outstanding unvested equity-based awards will vest.

For purposes of the employment agreements, the terms, "Cause," "Good Reason" and "Change in Control" are defined as follows:

"Cause" generally means the NEO’s (i) conviction of, or plea of guilty or nolo contendere to, a felony; (ii) willful and continued failure to use reasonable best efforts to substantially perform his or her duties (other than such failure resulting from the NEO’s incapacity due to physical or mental illness) that the NEO fails to remedy to our reasonable satisfaction within 30 days after our written notice of such failure; or (iii) willful misconduct that is materially economically injurious to us.

"Good reason" generally means: (i) a reduction in base salary or target annual bonus, (ii) a material diminution in position, authority, duties or responsibilities or the assignment of duties materially and adversely inconsistent with the NEO’s position as provided under

JBG SMITH PROPERTIES	67

the NEO’s employment agreement; (iii) a relocation of employment to a location outside of the Washington, DC metropolitan area; or (iv) our material breach of any provision of the employment agreement or any equity agreement with the NEO, which will be deemed to include (x) the NEO’s not holding the title prescribed under the employment agreement, (y) failure of our successor to assume the employment agreement and (z) the NEO no longer reporting directly to our CEO (or, in the case of W. Matthew Kelly, our Board).

"Change in Control" means the occurrence of one of the following events:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares (the "Outstanding Company Common Shares") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of trustees (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any entity pursuant to a transaction that complies with the provisions of sections (iii)(1), (2) and (3) below;
(ii)	Any time at which individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding Common Shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding Common Shares of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The compensation payable to NEOs upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the NEO's continued compliance with the non-competition, non-solicitation, confidentiality, and other covenants contained in the employment agreement. All the foregoing benefits payable upon termination are conditioned upon the NEO’s execution of a general release of claims.

Death or Disability

If a NEO's employment is terminated by reason of "disability" or death, the executive, or his or her beneficiary, legal representative or estate, in the case of his death, will be entitled to receive: (i) vesting of a prorated portion of any outstanding unvested Performance-Based LTIP Units scheduled to vest on the next vesting date (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle; provided, however, if any applicable award agreement would provide for more favorable treatment in a specific circumstance, such award agreement shall govern, (ii) vesting of all outstanding unvested LTIP Units, (iii) a pro rata bonus for the year of termination, determined based on actual performance, and (iv) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. Under the employment agreement, the Company may terminate the NEO's employment for "disability" if, as a result of the executive’s incapacity due to physical or mental illness, he or she has been substantially unable to perform his or her duties under

68	2026 PROXY STATEMENT

the agreement for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the executive shall not have returned to the substantial performance of his or her duties on a full-time basis.

Omnibus Plan

The Omnibus Plan provides that if the Company experiences a change in control, then the Compensation Committee may take one or more of the following actions with respect to outstanding awards, in its sole discretion: (i) settle the awards for an amount of cash or securities; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control. Under the Omnibus Plan, the term "change in control" has the same meaning assigned to such term in the employment agreements.

JBG SMITH PROPERTIES	69

Quantification of Benefits under Termination and Change in Control Events

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our NEOs under the terms of their employment agreements described above under various scenarios as of December 31, 2025.

	Termination						No Termination
			Without Cause/
			For Good
			Reason Upon
			or Within Two
	Without		Years Following
	Cause/For		a Change of		Death/		Change in
Name	Good Reason		Control		Disability		Control(1)
W. Matthew Kelly
Cash Severance	$1,500,000		$4,500,000	(2)	$—		$—
Pro Rata 2025 Bonus	$1,260,000	(3)	$750,000	(4)	$1,260,000	(3)	$—
Healthcare Benefits	$34,639		$46,186		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$10,574,997		$10,574,997		$10,574,997		$—
Accelerated Vesting of NOI and Performance-Based LTIP Units(6)	$3,009,427		$8,160,021		$3,009,427		$—
Accelerated Vesting of AO LTIP Units(7)	$1,293		$7,791		$1,293		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$21,804,609
M. Moina Banerjee
Cash Severance	$1,100,000		$3,300,000	(2)	$—		$—
Pro Rata 2025 Bonus	$924,000	(3)	$550,000	(4)	$924,000	(3)	$—
Healthcare Benefits	$34,639		$46,186		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,577,440		$2,577,440		$2,577,440		$—
Accelerated Vesting of NOI and Performance-Based LTIP Units(6)	$643,472		$1,802,363		$643,472		$—
Accelerated Vesting of AO LTIP Units(7)	$289		$1,752		$289		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$5,402,155
George L. Xanders
Cash Severance	$1,000,000		$3,000,000	(2)	$—		$—
Pro Rata 2025 Bonus	$840,000	(3)	$500,000	(4)	$840,000	(3)	$—
Healthcare Benefits	$906		$1,208		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,568,816		$2,568,816		$2,568,816		$—
Accelerated Vesting of NOI and Performance-Based LTIP Units(6)	$641,039		$1,818,318		$641,039		$—
Accelerated Vesting of AO LTIP Units(7)	$289		$1,769		$289		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$5,409,503
Evan Regan-Levine
Cash Severance	$800,000		$2,400,000	(2)	$—		$—
Pro Rata 2025 Bonus	$672,000	(3)	$400,000	(4)	$672,000	(3)	$—
Healthcare Benefits	$15,592		$20,790		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,397,440		$1,397,440		$1,397,440		$—
Accelerated Vesting of NOI and Performance-Based LTIP Units(6)	$296,790		$848,646		$296,790		$—
Accelerated Vesting of AO LTIP Units(7)	$136		$833		$136		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$2,616,121
Steven A. Museles
Cash Severance	$800,000		$2,400,000	(2)	$—		$—
Pro Rata 2025 Bonus	$672,000	(3)	$400,000	(4)	$672,000	(3)	$—
Healthcare Benefits	$30,425		$40,566		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,139,790		$2,139,790		$2,139,790		$—
Accelerated Vesting of NOI and Performance-Based LTIP Units(6)	$507,817		$1,387,098		$507,817		$—
Accelerated Vesting of AO LTIP Units(7)	$204		$1,327		$204		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$4,548,815

(1)	Consists of a Change in Control under the Omnibus Plan in which the Compensation Committee, in its sole discretion, elects to settle all outstanding awards, whether vested or unvested, for cash, as permitted under the Omnibus Plan. Amounts assume that, with respect to the Performance-Based LTIP Units, the Compensation Committee elects, in its sole discretion, to deem the performance conditions satisfied at maximum level, as permitted under the Omnibus Plan. Amounts calculated as the product of (x) the number of any Time-Based LTIP Units that have not vested and the number of all Performance-Based LTIP Units, at the maximum level, that have not vested, respectively, multiplied by (x) the closing price of our Common Shares of $17.01 on December 31, 2025. No value is attributable to the Formation Units because the

70	2026 PROXY STATEMENT

"participation threshold" ($37.10) of the Formation Units was in excess of the closing price of our Common Shares on December 31, 2025. Accelerated vesting of 2025 AO LTIP Units is described in footnote (7) below.
(2)	Represents cash severance payment equal to three times the sum of such NEO’s 2025 base salary and 2025 target bonus.
(3)	Based on the assumption that the termination of employment occurs on December 31, 2025, the "pro rata" bonus payment is equivalent to the actual bonus paid for such entire fiscal year.
(4)	Based on the assumption that the termination of employment occurs on December 31, 2025, the "pro rata" bonus payment is equivalent to the target bonus for such fiscal year.
(5)	Amount calculated as (i) the number of units that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 Table) multiplied by (ii) the closing price of our Common Shares of $17.01 on December 31, 2025.
(6)	Amount calculated based on our absolute TSR and TSR relative to our peer group for each Performance-Based LTIP Unit award over a specified period ending December 31, 2025 and (i) for termination without Cause or for Good Reason not in connection with a Change in Control, or termination upon death or disability, represents a pro rata portion of the awards scheduled to vest on the next vesting date, except where the award agreement provides for more favorable treatment, and (ii) for termination without Cause or for Good Reason upon or within two years following a Change in Control, represents full vesting of the award. Includes NOI-Based LTIP Units issued in 2025, which vest at the end of a three-year performance period contingent on our achievement of NOI targets. The NOI targets are set and measured annually by the Compensation Committee, and the NOI-Based LTIP Units earn based on threshold (25%), target (50%), and maximum (100%) performance levels, based on the average of the performance achieved during the three-year performance period. Calculation assumes maximum performance for the NOI-Based LTIP Units.
(7)	Accelerated vesting of 2025 AO LTIP Units is calculated as the difference between the closing price of our Common Shares of $17.01 on December 31, 2025 and the "participation threshold" ($16.98 for 2025) and (i) for termination without Cause or for Good Reason not in connection with a Change in Control, or termination upon death or disability, represents a pro rata portion of the awards scheduled to vest on the next vesting date, except where the award agreement provides for more favorable treatment, and (ii) for termination without Cause or for Good Reason upon or within two years following a Change in Control, represents full vesting of the award. Accelerated vesting of 2022, 2023 and 2024 AO LTIP Units is calculated as the difference between the closing price of our Common Shares of $17.01 on December 31, 2025 and the "participation threshold" for each of these awards ($32.30 for 2022, $20.83 for 2023, and $18.93 for 2024). As the value is negative, we have ascribed no value to the 2022, 2023 and 2024 AO LTIP Units.

Equity Compensation Plan Information

The following table sets forth certain information concerning our Common Shares authorized for issuance under the Omnibus Plan and our Employee Share Purchase Plan (the "ESPP") as of December 31, 2025.

Number of
Securities
	Number of			Remaining
	Securities to			Available
	be Issued		Weighted-	for Future Issuance
	Upon		Average	Under Equity
	Exercise of		Exercise Price	Compensation
	Outstanding		of Outstanding	Plans (Excluding
	Options,		Options,	Securities
	Warrants and		Warrants and	Reflected in
Name	Rights		Rights	First Column)
Equity compensation plans approved by shareholders(1)	24,258,527	(2)	$—	9,611,387	(3)
Equity compensation plans not approved by shareholders	—		$—	—
Total equity compensation plans	24,258,527		$—	9,611,387

(1)	Each of the Omnibus Plan, as subsequently amended, and the ESPP was adopted by our Board on June 23, 2017, approved by our sole shareholder on July 10, 2017 and became effective as of July 17, 2017.
(2)	This amount represents the number of our Common Shares that may be issued upon conversion of OP units, including those that may be received upon conversion of LTIP Units, Time-Based LTIP Units, AO LTIP Units, Performance-Based LTIP Units, unvested Time-Based restricted Common Shares, unvested Performance-Based restricted Common Shares and Formation Units awarded under the Omnibus Plan. This amount assumes that the maximum number of our Common Shares is issued upon achievement of the performance targets for the AO LTIP, Performance-Based LTIP Units, and Performance-Based restricted Common Shares.
(3)	As of December 31, 2025, there were 8,024,836 Common Shares available for future issuance under the Omnibus Plan and 1,586,551 Common Shares available for future issuance under the ESPP.

JBG SMITH PROPERTIES	71

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

To identify the "median employee" from our employee population, we gathered information from payroll, equity awards and other incentive compensation on all employees as of December 31, 2025 and calculated annual total compensation consistent with the criteria set forth in Item 402(c) of Regulation S-K (annualizing such compensation for employees who had worked less than the 12- month period) and excluding our CEO from the calculation. We did not use any statistical sampling techniques and did not make any cost-of-living adjustments in identifying our median employee. Using this methodology, we determined that we had 583 employees as of December 31, 2025. We identified our median employee from this employee population.

The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $5,521,861. The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $108,055. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for 2025 is 51.1 to 1. The SEC’s rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, trustees, and persons who beneficially own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, trustees, and beneficial owners with more than 10% of our common shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify anyone who failed to file the required report or filed a late report during the most recent fiscal year.

Based solely on our review of copies of such reports and written representations from our executive officers and trustees, we believe that our executive officers and trustees filed all reports required by Section 16(a) of the Exchange Act on a timely basis, except for one report relating to one transaction for Evan Regan-Levine, which was inadvertently filed late.

Pay Versus Performance Tables

The following table sets forth information concerning the compensation actually paid to our CEO and to our other NEOs compared to Company performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see "Compensation Discussion and Analysis" beginning on page 37. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

			Average		Value of Initial Fixed
			Summary		$100 Investment
	Summary		Compensation	Average	Based on:
	Compensation		Table Pay for	CAP to		Peer	GAAP
	Table Pay for	CAP to	Other	Other		Group	Net Income	EBITDA,
Year	CEO(1)(2)	CEO(3)(4)	NEOs(1)(2)	NEOs(3)(4)	TSR(5)	TSR(5)	(Loss)(6)	as Adjusted (6)
2025	$5,521,861	$7,601,962	$1,891,356	$2,273,827	$67.33	$81.15	$(168,061)	$189,376
2024	$9,179,792	$6,036,270	$2,743,847	$1,884,362	$58.46	$94.35	$(177,753)	$203,852
2023	$7,884,883	$5,090,731	$2,424,259	$1,805,189	$61.22	$77.65	$(91,709)	$253,172
2022	$7,884,144	$(1,035,693)	$2,534,133	$388,422	$65.22	$76.10	$98,986	$250,841
2021	$16,099,515	$7,359,471	$4,936,407	$2,882,484	$94.58	$122.00	$(89,725)	$259,998

(1)	For each year shown, the CEO was W. Matthew Kelly. For 2025, the other NEOs were M. Moina Banerjee, George L. Xanders, Evan Regan-Levine, and Steven A. Museles. For 2024 and 2023, the other NEOs were M. Moina Banerjee, Kevin "Kai" Reynolds, George L. Xanders, and

72	2026 PROXY STATEMENT

Steven A. Museles. For 2022, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin "Kai" Reynolds, and George L. Xanders. For 2021, the other NEOs were David P. Paul, M. Moina Banerjee, Kevin "Kai" Reynolds, and Steven A. Museles.
(2)	The values reflected in this column reflect the "Total" compensation set forth in the SCT on page 59. See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)	Compensation actually paid ("CAP") is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the "Stock Awards" column of the SCT for each year from the "Total" column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs.

CEO

				Plus
				Change in		Plus Change	Minus	Plus
			Plus	Value of	Plus	in Value	Value of	Dividends on
			Value of	Prior	Value of	of Prior	Forfeited	Unvested
	SCT	Minus	New	Years	New	Years	Prior	Awards /
	Total	SCT Equity	Unvested	Unvested	Vested	Vested	Years	Accrued	Equals
	Comp	Awards	Awards	Awards	Awards	Awards	Awards	Dividends*	CAP
2025	$5,521,861	$(3,499,994)	$3,906,170	$1,319,222	$—	$58,473	$(185,135)	$481,365	$7,601,962
2024	$9,179,792	$(7,495,575)	$5,416,490	$(1,495,896)	$—	$(70,770)	$—	$502,229	$6,036,270
2023	$7,884,883	$(5,999,983)	$5,068,621	$(999,029)	$—	$(177,212)	$(1,037,819)	$351,270	$5,090,731
2022	$7,884,144	$(5,999,994)	$3,210,671	$(5,736,996)	$—	$(840,472)	$—	$446,954	$(1,035,693)
2021	$16,099,515	$(14,215,815)	$11,035,582	$(3,648,491)	$—	$(94,367)	$(2,226,061)	$409,108	$7,359,471

Other NEOs (Average)

				Plus
				Change in		Plus Change	Minus	Plus
			Plus	Value of	Plus	in Value	Value of	Dividends on
			Value of	Prior	Value of	of Prior	Forfeited	Unvested
	SCT	Minus	New	Years	New	Years	Prior	Awards /
	Total	SCT Equity	Unvested	Unvested	Vested	Vested	Years	Accrued	Equals
	Comp	Awards	Awards	Awards	Awards	Awards	Awards	Dividends*	CAP
2025	$1,891,356	$(639,993)	$714,264	$223,115	$—	$9,683	$(23,489)	$98,891	$2,273,827
2024	$2,743,847	$(1,645,006)	$1,193,556	$(306,941)	$—	$(12,436)	$(209,393)	$120,735	$1,884,362
2023	$2,424,259	$(1,211,234)	$1,023,217	$(302,797)	$—	$(28,862)	$(180,489)	$81,095	$1,805,189
2022	$2,534,133	$(1,212,483)	$648,814	$(1,467,596)	$—	$(218,132)	$—	$103,686	$388,422
2021	$4,936,407	$(3,630,832)	$2,832,680	$(890,744)	$—	$(19,024)	$(441,401)	$95,398	$2,882,484

*	Reflects the dividends calculated on unvested awards as of the record dates in the year declared.
(4)	Calculated in accordance with FASB ASC Topic 718.
(5)	Reflects the cumulative TSR of the Company and FTSE Nareit Equity Office Index for the year ended December 31, 2021, the two-years ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024 and the five years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends.
(6)	Amounts in thousands. See definition of EBITDA, as Adjusted, on page 41.

JBG SMITH PROPERTIES	73

The following graphs illustrate the relationship, during the period beginning January 1, 2021 and ending December 31, 2025, of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the FTSE Nareit Equity Office Index (our "Peer Group"), (ii) our GAAP net income (loss), and (iii) our EBITDA, as Adjusted (in each case as set forth in the table above).

Compensation Actually Paid vs. TSR
Comp Actually Paid to CEO
Avg. Comp Actually Paid to Non-CEOs
Investment in $100 of JBGS
Investment in $100 of Peer Group
Compensation (in thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$(1,000)
$(2,000)
$135
$125
$115
$105
$95
$85
$75
$65
$55
$45
$100 Investment
2021
2022
2023
2024
2025

Compensation Actually Paid vs. Net Income (Loss)
Comp Actually Paid to CEO
Avg. Comp Actually Paid to Non-CEOs
Net Income (Loss)
Compensation (in thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$(1,000)
$(2,000)
2021
2022
2023
2024
2025
$150,000
$100,000
$50,000
$0
$(50,000)
$(100,000)
$(150,000)
$(200,000)
Net Income (Loss) (in thousands)

74	2026 PROXY STATEMENT

Compensation Actually Paid vs.
EBITDA, as Adjusted
Comp Actually Paid to CEO
Avg. Comp Actually Paid to Non-CEOs
EBITDA, as Adjusted
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$(2,000)
Compensation (in thousands)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
EBITDA, as Adjusted (in thousands)
2021
2022
2023
2024
2025

Financial Performance Measures.  The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the section titled "Elements of Executive Compensation Program."

Most Important Financial Performance Measures
EBITDA, as Adjusted
Operating Portfolio NOI
Total Shareholder Return
Capital Recycling
Leasing Volume
Development Activities

JBG SMITH PROPERTIES	75

Security Ownership of Certain Beneficial Owners and Management

As of February 27, 2026, we had approximately 59.0 million Common Shares and 16.4 million Class B Shares outstanding for an aggregate of approximately 75.4 million outstanding shares. This section sets forth information regarding the beneficial ownership of our executive officers, trustees, and holders known to us to hold more than 5% of our shares.

The table below sets forth the beneficial ownership of the Company’s securities by each of its trustees, NEOs, the trustees, and executive officers as a group and each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company as of February 27, 2026.

The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all securities shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, the address of each named person is c/o JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

To our knowledge, no shares beneficially owned by any executive officer or trustee, except Robert A. Stewart, have been pledged as security.

	Number of	Percentage of
Trustees and Executive Officers	Shares(1)	Shares(2)
W. Matthew Kelly(3)	3,908,441	5.2%
M. Moina Banerjee(4)	858,571	1.1%
Phyllis R. Caldwell(5)	56,426	*
Scott A. Estes(6)	120,852	*
Alan S. Forman(7)	73,273	*
Michael J. Glosserman(8)	558,097	*
Alisa M. Mall(5)	64,888	*
Carol A. Melton(9)	96,024	*
William J. Mulrow(5)	69,194	*
Steven A. Museles(10)	492,108	*
Evan Regan-Levine (5)	373,364	*
D. Ellen Shuman(5)	94,560	*
Robert A. Stewart(11)	1,100,185	1.5%
George L. Xanders(12)	1,077,740	1.4%
All trustees and current executive officers as a group (14 people)(13)	8,943,723	11.9%
More than Five Percent Beneficial Owners
BlackRock, Inc.(14)	15,249,477	20.2%
State Street Corporation(15)	6,332,466	8.4%
Vanguard Portfolio Management(16)	6,214,106	8.2%
Long Pond Capital, LP and affiliated entities(17)	4,147,399	5.5%
Morgan Stanley(18)	2,983,482	4.0%

*	Less than 1.0% of shares. Unless otherwise noted, such person also owns less than 1% of each of the Common Shares and Class B Shares.

76	2026 PROXY STATEMENT

(1)	Includes, for the named person(s), the sum of (a) the total number of Common Shares and (b) the total number of Class B Shares.
(2)

The total number of Common Shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 59,006,307 Common Shares outstanding within 60 days of February 27, 2026 and (b) 16,430,079 Class B Shares outstanding within 60 days of February 27, 2026.

(3)

Consists of 10,317 Common Shares and 3,898,124 Class B Shares. The total excludes 621,895 Class B Shares tied to 621,895 OP Units held through limited liability companies in which certain trusts for the benefit of parties other than Mr. Kelly own equity interests, as to which Mr. Kelly disclaims beneficial ownership. Mr. Kelly owns 23.7% of Class B Shares.

(4)	Consists of 858,571 Class B Shares. Ms. Banerjee owns 5.2% of Class B Shares.
(5)	Consists of Class B Shares only.
(6)	Consists of 20,000 Common Shares and 100,852 Class B Shares.
(7)

Consists of 5,838 Common Shares and 67,435 Class B Shares. Excludes 15,594 Class B Shares tied to 15,594 LTIP Units for which Mr. Forman disclaims beneficial ownership due to an arrangement Mr. Forman had with a previous employer.

(8)

Consists of 558,097 Class B Shares. The total excludes 74,712 Class B Shares tied to 74,712 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Glosserman own equity interests, as to which Mr. Glosserman disclaims beneficial ownership.

(9)	Consists of 2,500 Common Shares and 93,524 Class B Shares.
(10)	Consists of 20,010 Common Shares and 472,098 Class B Shares.
(11)

Consists of 250,548 Common Shares and 849,637 Class B Shares. In 2024, Mr. Stewart pledged as collateral for a line of credit 289,387 Class B Shares tied to 289,387 OP Units. Mr. Stewart owns 5.2% of Class B Shares.

(12)	Consists of 4,000 Common Shares and 1,073,740 Class B Shares. Mr. Xanders owns 6.5% of Class B Shares.
(13)	Consists of 313,213 Common Shares and 8,630,510 Class B Shares. The group collectively owns 52.5% of Class B Shares.
(14)	Based on information provided in a Schedule 13G/A filed on November 8, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 14,916,278 Common Shares and sole dispositive power with respect to 15,249,477 Common Shares. BlackRock owns 25.8% of the Common Shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(15)	Based on information provided in a Schedule 13G/A filed on January 30, 2024 by State Street Corporation. State Street Corporation has shared voting power with respect to 4,967,385 Common Shares and shared dispositive power with respect to 6,322,266 Common Shares. State Street owns 10.7% of the Common Shares. The address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.
(16)	Based on information provided in a Schedule 13G filed on February 5, 2026 by Vanguard Portfolio Management. Vanguard Portfolio Management has shared voting power with respect to 23,409 Common Shares and shared dispositive power with respect to 6,214,106 Common Shares. Vanguard Portfolio Management owns 10.5% of the Common Shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.
(17)	Based on information provided in a Schedule 13G/A filed on February 17, 2026 jointly by Long Pond Capital LP ("Long Pond LP"), Long Pond Capital GP, LLC ("Long Pond LLC"), and John Khoury, the principal of Long Pond LP and a Canadian citizen ("Khoury" and jointly, the "Long Pond Reporting Persons"). Each of the Long Pond Reporting Persons have shared voting power over 4,147,399 Common Shares, and shared dispositive power over 4,147,399 Common Shares purchased by Long Pond LP through the accounts of certain private funds (the "Funds"). Long Pond LP serves as the investment manager to the Funds and may direct the vote and disposition of the 4,147,399 Common Shares held by the Funds. Long Pond LLC serves as the general partner of Long Pond LP and may direct Long Pond LP to direct the vote and disposition of the 4,147,399 Common Shares held by the Funds. As the principal of Long Pond LP, Mr. Khoury may direct the vote and disposition of the 4,147,399 Common Shares held by the Funds. Long Pond Reporting Persons own 7.0% of the Common Shares. The address of Long Pond Capital, LP, is 527 Madison Avenue, 15th Floor, New York, NY 10022.
(18)	Based on information provided in a Schedule 13G filed on February 11, 2026 Morgan Stanley has shared voting power with respect to 2,971,304 Common Shares and shared dispositive power with respect to 2,983,482 Common Shares. Morgan Stanley owns 5.1% of Common Shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

JBG SMITH PROPERTIES	77

Certain Relationships and Related Party Transactions

Related Party Transactions Policy

Our Board has adopted a written policy regarding transactions with related persons, which we refer to as our "related party transactions policy." Our related party transactions policy requires that a "related party," which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any "related party transaction" (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Legal Officer. Related party transactions must be approved or ratified by either the Corporate Governance and Nominating Committee or the full Board.

Management Subcontracts

We provide third-party asset management and real estate services for the benefit of the JBG Legacy Funds, which are entities owned in part by members of our senior management, the WHI Impact Pool, the LEO Impact Housing Fund, and their affiliates. Such services are provided pursuant to management subcontracts and other service agreements. In 2025, we earned approximately $9.8 million, including expense reimbursements, in aggregate fees pursuant to these agreements.

Partnership Agreement

In connection with the formation, in July 2017, we entered into the partnership agreement with the limited partners, some of whom are our trustees and executive officers, in our operating partnership. As of the Record Date, we owned, directly or indirectly, approximately 88.2% of the partnership interests in our operating partnership. In the future, we may issue additional interests in our operating partnership to trustees or executive officers.

Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time following 12 months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.

Indemnification Agreements

We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.

78	2026 PROXY STATEMENT

Miscellaneous

Other Matters to Come Before the Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2027 Annual Meeting

Any proposal of a shareholder intended to be included in our proxy statement for the 2027 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than 5:00 pm on November 18, 2026 unless the date of our Annual Meeting is more than 30 days before or after April 30, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

In addition, our bylaws permit shareholders to nominate trustees and present other business for consideration at our annual meeting of shareholders. To make a trustee nomination or present other business for consideration at the annual meeting of shareholders to be held in 2027, you must submit a timely notice in accordance with the procedures described in our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2027 Annual Meeting must be received no earlier than October 19, 2026 and no later than 5:00 p.m., Eastern Time, on November 18, 2026. If, however, the 2027 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In order for an eligible shareholder or group of shareholders to nominate a trustee nominee for election at our 2027 annual meeting pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received by our Company between October 19, 2026 and November 18, 2026. Our bylaws state that such notice and other required information must be received by the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (with adjustments if the 2027 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting).

Householding of Proxy Materials

If you and other residents at your mailing address own Common Shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will promptly send a copy to you if you address your written request to or call JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, Attention: Kevin Connolly at (240) 333-3837 or email kconnolly@jbgsmith.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

JBG SMITH PROPERTIES	79

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
April 30, 2026

This Proxy Statement and our 2025 Annual Report are available on our website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and
Corporate Secretary

Bethesda, Maryland
March 18, 2026

80	2026 PROXY STATEMENT

2026

Notice of Annual Meeting of Shareholders and Proxy Statement

JBG SMITH

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V83017-P42986 1a. Phyllis R. Caldwell 1b. Scott A. Estes 1c. Alan S. Forman 1d. Michael J. Glosserman 1e. W. Matthew Kelly 1f. Alisa M. Mall 1g. William J. Mulrow 1h. D. Ellen Shuman For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Nominees: 2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Say-on-Pay”). The Board of Trustees recommends you vote FOR proposals 2 and 3. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect eight trustees to the Board of Trustees to serve until the 2027 Annual Meeting of Shareholders and until their successors have been duly elected and qualify. JBG SMITH PROPERTIES The Board of Trustees recommends you vote FOR each of the following nominees: SCAN TO VIEW MATERIALS & VOTEw JBG SMITH PROPERTIES 4747 BETHESDA AVENUE, SUITE 200 BETHESDA, MARYLAND 20814 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/JBGS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V83018-P42986 JBG SMITH PROPERTIES Annual Meeting of Shareholders April 30, 2026 8:30 AM ET This proxy is solicited by the Board of Trustees The undersigned shareholder(s) hereby appoint(s) W. Matthew Kelly and Steven A. Museles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of JBG SMITH PROPERTIES that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Time, on April 30, 2026, virtually at www.virtualshareholdermeeting.com/JBGS2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.